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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                                 AUGUST 3, 2007
                Date of Report (Date of earliest event reported)


                           ENDEAVOR ENERGY CORPORATION
             (Exact name of registrant as specified in its charter)


                 NEVADA                  333-128555             77-0643398
      (State or other Jurisdiction     (Commission File        (IRS Employer
            of incorporation)           File  Number)        Identification No.)


                521-3 AVENUE SW, CALGARY, ALBERTA, CANADA T2P 3T3
                    (Address of principal executive offices)

                                 (403) 532-9954
               Registrant's telephone number, including area code

                              Dujour Products, Inc.
                    West 2809 Longfellow, Spokane, Washington
                    99205 (Former name or address, if changed
                               since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[__] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[__] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[__] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[__] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM  2.01   COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On August 3, 2007 Endeavor Energy Corporation, formerly Dujour Products, Inc. ("We", "Endeavor" or the "Company") entered into a Stock Exchange Agreement (the "Agreement) with Endeavor Canada Corporation, formerly Endeavor Energy Corporation ("Endeavor Canada"), a Canadian corporation involved in the exploration and development of oil and gas resources. Under the terms of the Agreement, we acquired all of the outstanding shares of common stock of Endeavor Canada from King Capital Corporation ("King Capital"), a corporation owned 100% by Cameron King, Endeavor Canada's president and principal executive officer, and two other employee-shareholders of Endeavor Canada. As consideration for the acquisition, we issued 9,000,000 shares of our restricted common stock with the shareholders of Endeavor Canada.

For accounting purposes, our acquisition of Endeavor Canada constitutes a re-capitalization of our Company and the acquisition will be accounted for as a reverse merger whereby we, as the legal acquirer, are treated as the acquired entity, and Endeavor Canada, as the legal subsidiary, is treated as the acquiring company with the continuing operations.

Nine holders of Convertible Debentures obligating Endeavor Canada to pay $1,640,000 in principal and accrued interest have agreed to accept repayment of their debt in our restricted common stock following completion of the acquisition. The Convertible Debentures bore interest at a rate of 8% per annum and provided the holders the right to convert any outstanding principal and interest into shares of Endeavor Canada at a conversion price of CND$0.10 per share. Upon the closing of the Agreement, we will pay the Convertible Debenture holders 1,093,165 shares of our common stock at an agreed share price of $1.50 each, in satisfaction of this indebtedness.

DESCRIPTION OF BUSINESS

Cautionary Statement Concerning Forward-Looking Statements

This document contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to risks and uncertainties and are based on the beliefs and assumptions of management and information currently available to management. The use of words such as "believes," "expects," "anticipates," "intends," "plans," "estimates," "should," "likely" or similar expressions, indicates a forward-looking statement.

Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. Future results may differ materially from those expressed in the forward-looking statements. Many of the factors that will determine these results are beyond our ability to control or predict. Stockholders are cautioned not to place undue reliance on any forward-looking statements, which speak only to the date made. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to:

   o   our ability to finance our business plan;

   o   our ability to deal effectively with competition and manage our growth;


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   o   our ability to effectively judge acquisition  opportunities and integrate acquired assets;

   o general economic and business conditions and changes in consumer and business consumption habits.

For a discussion of some additional factors that may cause actual results to differ materially from those suggested by the forward-looking statements, please read carefully the information under "Risk Factors". The identification in this document of factors that may affect future performance and the accuracy of forward-looking statements is meant to be illustrative and by no means exhaustive. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty.

We operate in a very competitive and rapidly changing environment. New risks emerge from time to time and it is not possible for our management to predict all risks, nor can we assess the impact of all risks on our business or the extent to which any risk, or combination of risks, may cause actual results to differ from those contained in any forward-looking statements. All forward-looking statements included in this filing are based on information available to us on the date of the filing. Except to the extent required by applicable laws or rules, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained throughout this filing

Business Overview

Business Development
--------------------

Dujour Products, Inc. was incorporated on May 14, 2004 in the State of Nevada. During July 2007, we amended our Articles of incorporation to change our name from Dujour Products, Inc. to Endeavor Energy Corporation. On January 31, 2007, we completed a forward stock split by the issuance of 6 new shares for each 1 outstanding share of our stock.

Effective August 3, 2007, we completed the acquisition of Endeavor Canada by means of an exchange of stock. Endeavor Canada was incorporated under the laws of the Province of Alberta, Canada, on May 5, 2006. Until the date of the Merger, we conducted no business operations and as a result, generated no revenue.

Our Business
------------

We are an engaged in the business of acquiring and participating in development stage oil and gas properties. Our plan of operations is built upon three (3) growth strategies. Our first strategy involves expansion through drilling and land acquisition. The Canadian Province of Alberta provides public disclosure of seismic and production information. For that reason, a wealth of published information is available for use in developing and refining a drilling plan. We believe the use of this information modifies the risk of exploration and leads to better land purchases and faster development drilling. In addition, major developers in Alberta have scaled back drilling of small to moderate producing wells in favour of lager prospects. This decrease in activity has released drilling rigs and reduced drilling costs related to multi-well drilling plans. It also creates an incentive for major producers to execute farm-in agreements with smaller developers to maintain the activity required to fulfil lease obligations. With respect to this element of our growth strategy, we intend to target the development of wells we predict will produce a minimum of 30 - 60 barrel oil equivalent per day. At this rate of production, we believe the length of time required to payback our drilling investment will be reasonable. In addition, we intend to pursue similar development opportunities in the Province of Saskatchewan, Canada.


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Our second  growth  strategy  focuses  upon the  purchase of ongoing oil and gas
production.   Our  goal  is  the  identification,   financing  and  purchase  of
approximately 2,000 barrel oil equivalent per day during the upcoming twelve to eighteen months. The final element of our growth strategy calls for the identification, financing and purchase of a high-risk, high-return international oil concession. We believe an acquisition of this type compliments our fundamental drilling and acquisition strategies.

During May 2007, we executed a contingent Purchase and Sale Agreement ( the "Vic P60 Agreement") which sets forth the terms of our acquisition of 62.5% of 100% of the working interest in an Australian oil and gas exploration permit area known as Victoria Permit 60 (the "Permit"). Final closing of the Vic P60 Agreement is contingent upon transfer of title from the sellers to Endeavor by the Australian government. The Permit comprises some 339,769 acres located in the Bass Strait of the Gippsland Basin of Victoria, Australia. As consideration for the Permit, we paid $637,068 in the form of a refundable cash deposit. The cash deposit will be refunded to us in event our purchase of the Permit fails to close due solely to the fault of the seller. In addition, we have agreed to pay Bass Straight Partners LLC 800,000 shares of our restricted common stock plus a 9% overriding royalty interest in the Permit as broker. As a result, we will receive a net revenue interest of a 44.125% to our 62.5% working interest upon completion of the acquisition of this concession. We also have committed to complete the work program required by the Vic P60 Permit for the remaining four years of the concession's six year term. We project that seismic work, interpretation and administration of the Permit will require an investment of $6 to $7 million during the upcoming twelve months. Further, the Permit work program requires we drill at least one well before November 2009. We estimate the cost of that well will approximate $22 million. We anticipate that in the event we complete this acquisition, we will engage partners to help in the operation of the Permit and any drilling undertaken in connection with this prospect. We are also investigating an additional acquisition of oil and gas assets located in Australia.

On December 31, 2006, Endeavor Canada owned or had farm-in licenses on 7,040 gross acres of developed property and 12,480 gross acres of undeveloped property containing 13 oil or gas wells In Alberta, Canada. Of those wells, 7 are currently producing, 5 are awaiting tie-in and 1 is awaiting rework. All of the gas we produce is sold at the wellhead to Atco Gas who then resells our production on the spot market.

We are not obligated to provide a fixed or determinable quantity or oil or gas in the future under any existing contracts or agreements.

Competition
-----------

The petroleum and natural gas industry is highly competitive. Numerous independent oil and gas companies, oil and gas syndicates and major oil and gas companies actively seek out and bid for oil and gas properties as well as for the services of third party providers, such as drilling companies, upon which we rely. A substantial number of our competitors have longer operating histories and substantially greater financial and personnel resources than we do. Many of these companies not only explore for, produce and market petroleum and natural gas, but also carry out refining operations and market the resultant products on a worldwide basis which may provide them with additional sources of capital. Larger and better capitalized competitors may be in a position to outbid us for particular prospect rights. These competitors may also be better able to withstand sustained periods of unsuccessful drilling. Larger competitors may be able to absorb the burden of any changes in laws and regulations more easily than we can, which would adversely affect our competitive position. In addition, most of our competitors have been operating for a much longer time and have demonstrated the ability to operate through industry cycles.

Petroleum and natural gas producers also compete with other suppliers of energy and fuel to industrial, commercial and individual customers. Competitive conditions may be substantially affected by various forms of energy legislation and/or regulation considered from time to time by the governments and/or agencies thereof and other factors out of our control including, international political conditions, overall levels of supply and demand for oil and gas, and the markets for synthetic fuels and alternative energy sources.


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Regulation
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The exploration, production and sale of oil and gas are extensively regulated by governmental bodies. Applicable legislation is under constant review for amendment or expansion. These efforts frequently result in an increase in the regulatory burden on companies in our industry and consequently an increase in the cost of doing business and decrease in profitability. Numerous governmental departments and agencies are authorized to, and have, issued rules and regulations imposing additional burdens on the oil and gas industry that often are costly to comply with and carry substantial penalties for failure to comply. Production operations are affected by changing tax and other laws relating to the petroleum industry, by constantly changing administrative regulations and possible interruptions or termination by government authorities.

Oil and gas mineral rights may be held by individuals, corporations or governments having jurisdiction over the area in which such mineral rights are located. As a general rule, parties holding such mineral rights grant licenses or leases to third parties to facilitate the exploration and development of these mineral rights. The terms of the leases and licenses are generally established to require timely development. Notwithstanding the ownership of mineral rights, the government of the jurisdiction in which mineral rights are located generally retains authority over the manner of development of those rights.

Environmental
-------------

Our operations are also subject to a variety of constantly changing laws and regulations governing the discharge of materials into the environment or otherwise relating to environmental protection. Failure to comply with these laws and regulations can result in the imposition of substantial fines and penalties as well as potential orders suspending or terminating our rights to operate. Some environmental laws to which we are subject provide for strict liability for pollution damage, rendering a person liable for environmental damage without regard to negligence or fault on the part of such person. In addition, we may be subject to claims alleging personal injury or property damage as a result of alleged exposure to hazardous substances, such as oil and gas related products or for other reasons.

Some environmental protection laws and regulations may expose us to liability arising out of the conduct of operations or conditions caused by others, or for acts which were in compliance with all applicable laws at the time the acts were performed. Changes in the environmental laws and regulations, or claims for damages to persons, property, natural resources or the environment, could result in substantial costs and liabilities to us. These laws and regulations may substantially increase the cost of exploring, developing, producing or processing oil and gas and may prevent or delay the commencement or continuation of a given project and thus generally could have a material adverse effect upon our capital expenditures, earnings, or competitive position. We believe that we are in substantial compliance with current applicable environmental laws and regulations. Nevertheless, changes in existing environmental laws and regulations or in the interpretations thereof could have a significant impact on us and the oil and gas industry in general.

Operational Hazards and Insurance
---------------------------------

Our operations are subject to particular hazards incident to the drilling and production of oil and gas, such as blowouts, cratering, explosions, uncontrollable flows of oil, gas or well fluids, fires and pollution and other risks. These hazards can cause personal injury or death, damage or destruction of property and equipment, pollution or environmental damage and suspension of operation.

In the projects that we own a non-operating interest either the operator for the project or we may maintain insurance of various types to cover our operations with policy limits and retention liability customary in the industry. In other cases, we may separately retain insurance coverage. We believe the coverage and


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types of insurance we maintain  are  currently  adequate.  The  occurrence  of a significant adverse event, the risks of which are not fully covered by insurance, could have a material adverse effect on our ownership interests and thereby financial condition and results of operations.

Significant Customers
---------------------

Historically, our gas sales have been made at the wellhead to a singular customer, Atco Gas.

Employees
---------

As of June 30, 2007, we have 5 full-time employees. We believe that we maintain good relationships with our employees, none of whom are covered by a collective bargaining agreement. We also utilize the services of consultants who provide us, among other things, technical support and accounting services.

Available Information
---------------------

We file annual and quarterly financial reports, as well as interim updates of a material nature to investors, with the Securities and Exchange Commission (the "Commission"). The public may read and copy any materials that we file with the Commission at the Commission's Public Reference Room at 100 Fifth Street, NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an internet site at www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. We make available free of charge our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act upon request at; Endeavor Energy Corporation c/o T.A. St. Denis & Associates Inc., 677 - 999 Canada Place, Vancouver, BC V6C 3E1, Attn: Cameron King, President; Telephone (303) 506-1633

Risk Factors

An investment in our Common Stock involves a high degree of risk. You should carefully consider the risks described below before deciding to purchase shares of our Common Stock. If any of the events, contingencies, circumstances or conditions described in the risks below actually occur, our business, financial condition or results of operations could be seriously harmed. The trading price of our common stock could, in turn, decline and you could lose all or part of your investment.

Risks Relating to our Business
------------------------------

We have incurred an operating loss and may not be profitable in the foreseeable future
For the eight month period from our inception (May 5, 2006) to December 31, 2006 Endeavor Canada incurred an operating loss of $1,462,000. We expect to incur substantial expenditures in connection with our oil and gas exploration, development and production activities which will be in excess of operating cash flows. We can provide no assurance that we will become profitable in the foreseeable future.

Our business plan requires additional financing.
We currently have limited operations and have generated revenues of only $24,000 to date. Our business plan calls for increased investment in the acquisition, exploration and development of oil and gas properties, personnel and facilities. We anticipate revenues from operations, once they begin, will initially be insufficient to cover the costs associated with the operation of these assets. Accordingly, we are likely to have substantial additional capital requirements. We can provide no assurance that appropriate funding will be available when needed. Obtaining additional financing will be subject to a number of factors, including:

   o   market conditions;

   o   our operating performance;


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   o   our ability to successfully implement the business plan; and

   o   investor acceptance of our business plan.

These factors may make the timing, amount, terms and conditions of additional financing unattractive for us. If we are unable to raise additional capital, we may not be able to implement our business plan and our plan of operations.

Because we have a limited operating history, you may not be able to evaluate our current business and future earnings prospects accurately. We have had limited operations since inception. As a result, we have a limited history upon which you can base an evaluation of our current business and our future earnings prospects. Accordingly, you have limited financial information relating to our results of operations upon which to evaluate our current business and future earnings prospects accurately.

Our ability to produce commercial quantities of oil and gas from our properties may be adversely affected by factors outside of our control. If we are unable to produce oil and gas from our properties in commercial quantities, our operations will be severely affected.
Our business of exploring, developing and producing oil and gas involves a substantial risk of investment loss. Drilling oil and gas wells involves the risk that the wells may be unproductive or that the wells, although productive, do not produce oil or gas in economic quantities. Other hazards, such as unusual or unexpected geological formations, pressures, fires, blowouts, loss of circulation of drilling fluids, or other conditions may substantially delay or prevent completion of any well. This could result in a total loss of our investment in a particular property. Certain of our operating areas may be subject to severe weather conditions which could adversely impact our operations. A productive well may become uneconomic if water or other substances are encountered, which impair or prevent the production of oil and gas from the well. In addition, production from any well may be unmarketable if it is impregnated with water or other deleterious substances. We cannot assure you that oil and gas will be produced from the properties in which we have interests, nor can we assure the marketability of oil and gas that may be acquired or discovered. Numerous factors are beyond our control, including the proximity and capacity of oil and gas pipelines and processing equipment, market fluctuations of prices, taxes, royalties, allowable production and environmental regulations. We cannot predict how these factors may affect our business.

We may not be able to replace production with new reserves which could cause our production and reserves to decline.
Our future oil and gas production is highly dependent upon our level of success in finding or acquiring additional reserves. In general, the volume of production from oil and gas properties declines as reserves are depleted. The decline rates depend on reservoir characteristics. Our reserves will decline unless we acquire properties with proved reserves or conduct successful development and exploration drilling activities.

We have limited control over the availability or cost of drilling rigs and other equipment and services which are essential to our operations, and market conditions or transportation impediments may hinder access to oil and gas markets or delay production.
We have limited control over the availability and cost of drilling rigs, ships equipped to gather seismic data, and other services and equipment which are necessary for us to carry out our exploration and development activities. Procuring a sufficient number of drilling rigs and gathering seismic data is expensive and difficult as the market for such rigs and services is highly competitive. The cost of all oil field services has increased significantly during the past year as oil and gas companies have sought to increase production. There is no assurance that we will be able to contract for such services or equipment on a timely basis or that the cost of such services and equipment will remain at a satisfactory or affordable level. Shortages or the high cost of drilling rigs, equipment, supplies or personnel could delay or adversely affect our exploration and development operations, which could have a material adverse effect on business, financial condition or results of operations.


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Market  conditions,  the  unavailability  of  satisfactory  oil and  natural gas transportation or the location of our drilling operations may hinder our access to oil and gas markets, or delay production or increase our expenses. The availability of a ready market for oil and gas production depends on a number of factors, including the demand for and supply of oil and gas and the proximity of reserves to pipelines and terminal facilities.

We will not be the operator of all of the interests we own or acquire, and therefore we may not be in a position to control the timing of development efforts, the associated costs, or the rate of production of the reserves in respect of such interests.
We plan to invest in a number of interests subject to the terms of joint venture agreements in which we are not the operator and we will not serve as operator of all planned wells. As a result, we may have limited ability to exercise influence over the operations of these interests or their associated costs. Dependence on the operator and other working interest owners for these projects, and limited ability to influence operations and associated costs could prevent the realization of expected returns on capital in drilling or acquisition activities. The success and timing of development and exploitation activities on properties operated by others depend upon a number of factors that will be largely outside our control, including:

   o   the timing and amount of their capital expenditures;

   o   the availability of suitable offshore drilling rigs,  drilling equipment,
       support  vessels,   production  and  transportation   infrastructure  and
       qualified operating personnel;

   o   the operator's expertise and financial resources;

   o approval of other participants to drill wells and implement other work programs;

   o   selection of technology; and

   o   the rate of production of the reserves.

Competition for oil and gas properties and prospects is intense and many of our competitors have larger financial, technical and personnel resources that give them an advantage in evaluating, obtaining and developing properties and prospects.
We operate in a highly competitive environment for reviewing prospects, acquiring properties, marketing oil and gas and securing trained personnel. Many of our competitors are major or independent oil and gas companies that possess and employ superior financial resources which allow them to obtain substantially greater technical and personnel resources and which better enable them to acquire and develop the prospects that they have identified. We also actively compete with other companies when acquiring new leases or oil and gas properties. Our small size could adversely affect our ability to obtain new licenses in the future. Specifically, competitors with greater resources than our own can have certain advantages that are particularly important in reviewing prospects and purchasing properties. Competitors may be able to evaluate, bid for and purchase a greater number of properties and prospects than our financial or personnel resources permit. Competitors may also be able to pay more for productive oil and gas properties and exploratory prospects than we are able or willing to pay. If we are unable to compete successfully in these areas in the future, our future revenues and growth will be diminished or restricted.

If we are unable to identify additional oil and gas prospects in which we can acquire an interest at an affordable price, we may not be able to grow successfully.
One element of our strategy is to continue to grow through selected acquisitions of additional interests in oil and gas prospects. This strategy may not be successful, however, because:



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   o   we may not be able to identify additional desirable oil and gas prospects and acquire interests in such prospects at a desirable price;

   o any acquisition of interests in oil and gas prospects may be found not to include prospects that contain proven oil or gas reserves;

   o we may not have the ability to develop prospects that contain proven oil or gas reserves to the point of commercial production;

   o we may not have the financial ability to complete additional acquisitions of interests in oil and gas prospects or to develop the prospects that we acquire to the point of production; and

   o we may not be able to consummate additional acquisitions on terms favorable to us or at all.

Acquiring interests in properties for oil and natural gas exploration is speculative in nature and may not ever result in operating revenues or profits. We cannot assure you that we will discover oil and gas in commercial quantities in our current properties or properties we may acquire in the future. Our success depends upon our ability to acquire working and revenue interests in properties upon which oil and gas reserves ultimately are discovered.

We face risks associated with our acquisition strategy.
As part of our growth strategy, we intend to pursue strategic acquisitions of new properties that expand our current asset base and potentially offer unexploited reserve potential. This strategy involves risks and we cannot assure you that:

   o   we will be able to finance or consummate the transactions we select;

   o any acquisitions will be profitable or be successfully integrated into our operations;

   o we will be able to retain and motivate key personnel of acquired businesses;

   o   any acquisitions and integrations will not divert  management  resources;
       or

   o any acquisitions and integrations will not have an adverse effect on our results of operations or financial condition.

Market fluctuations in the prices of oil and gas could adversely affect the price at which we can sell oil or gas discovered on our properties, and lower oil and gas prices may cause us to record ceiling test write-downs.
In recent decades, there have been periods of both worldwide over-production and underproduction of hydrocarbons, varying weather patterns and periods of both increased and relaxed energy conservation efforts. These conditions have resulted in periods of excess supply of, and reduced demand for, crude oil on a worldwide basis and for natural gas on a regional basis. These periods historically have been followed by periods of short supply of, and increased demand for, crude oil and natural gas. The excess or short supply of oil and gas has placed pressures on prices and has resulted in dramatic price fluctuations, even during relatively short periods of seasonal market demand. We cannot predict with any degree of certainty future oil and gas prices. Changes in oil and gas prices significantly affect our revenues, operating results, profitability and the amount and value of our oil and gas reserves. Lower prices may reduce the amount of oil and gas that we can produce economically. In an attempt to reduce our price risk, we may periodically enter into hedging transactions with respect to a portion of our expected future production.

We use the full cost method of accounting for our oil and gas operations. Accordingly, we capitalize the cost to acquire, explore and develop oil and gas properties. Under full cost accounting rules, the net capitalized costs of oil



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and  gas  properties  (net  of  related  deferred  taxes),  including  estimated capitalized abandonment costs, may not exceed a "ceiling limit," which is based upon the present value of estimated future net cash flows from proved reserves, discounted at 10% and excluding cash flows related to estimated abandonment costs, plus the lower of cost or fair value of unproved properties. If net capitalized costs of oil and gas properties exceed the ceiling limit, we must charge the amount of the excess to earnings as an impairment charge. This is called a "ceiling test write-down." This charge does not impact cash flow from operating activities, but does reduce net income. The risk that we will be required to write down the carrying value of oil and gas properties increases when oil and natural gas prices are low. In addition, write-downs may occur if we experience substantial downward adjustments to our estimated proved reserves. We cannot assure you that we will not experience ceiling test write-downs in the future.

The use of 3-D seismic is only an interpretive tool and we may be unable to recognize significant geological features.
The use of 3-D seismic is only an interpretive tool and we may be unable to recognize significant geological features due to errors in analysis of data, processing limitations or other factors. The use of seismic information does not guarantee that the wells we drill will encounter hydrocarbons, or if we do encounter hydrocarbons, that they will be present in commercial quantities.

We intend to operate internationally and will be subject to political, economic and other uncertainties.
We currently have operations in the Canada and are pursuing the purchase of an Australian offshore oil concession. We may expand our operations to other countries or regions. International operations are subject to political, economic and other uncertainties, including:

   o the risk of war, acts of terrorism, revolution, border disputes, expropriation, renegotiation or modification of existing contracts, and import, export and transportation regulations and tariffs;

   o taxation policies, including royalty and tax increases and retroactive tax claims;

   o exchange controls, currency fluctuations and other uncertainties arising out of foreign government sovereignty over our international operations;

   o laws and policies of the U.S. affecting foreign trade, taxation and investment; and

   o the possibility of being subject to the exclusive jurisdiction of foreign courts in connection with legal disputes and the possible inability to subject foreign persons to the jurisdiction of courts in the United States.

Our insurance may not protect us against business and operating risks, including the potential that an operator of a prospect in which we participate may fail to maintain or obtain adequate insurance.
Oil and gas operations are subject to particular hazards incident to the drilling and production of oil and gas, such as blowouts, cratering, explosions, uncontrollable flows of oil, gas or well fluids, fires and pollution and other environmental risks. These hazards can cause personal injury and loss of life, severe damage to and destruction of property and equipment, pollution or environmental damage and suspension of operations. We maintain insurance for some, but not all, of the potential risks and liabilities associated with our business. If a significant accident or other event resulting in damage to our operations, including severe weather, terrorist acts, war, civil disturbances, pollution or environmental damage, occurs and is not fully covered by insurance, it could adversely affect our financial condition and results of operations. We do not currently operate all of our oil and gas properties. In the projects in which we own non-operating interests, the operator may maintain insurance of various types to cover our operations with policy limits and retention liability customary in the industry. The occurrence of a significant adverse event that is not fully covered by insurance could result in the loss of our total investment in a particular prospect and additional liability for us, which could have a material adverse effect on our financial condition and results of operations.



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                                       10
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Reserve  estimates depend on many assumptions that may turn out to be inaccurate and any material inaccuracies in the reserve estimates or underlying assumptions of our assets will materially affect the quantities and present value of those reserves.
Estimating oil and gas reserves is complex and inherently imprecise. It requires interpretation of the available technical data and making many assumptions about future conditions, including price and other economic factors. In preparing such estimates, projection of production rates, timing of development expenditures and available geological, geophysical, production and engineering data are analyzed. The extent, quality and reliability of these data can vary. This process also requires economic assumptions about matters such as oil and natural gas prices, drilling and operating expenses, capital expenditures, taxes and availability of funds. If our interpretations or assumptions used in arriving at our reserve estimates prove to be inaccurate, the amount of oil and gas that will ultimately be recovered may differ materially from the estimated quantities and net present value of reserves owned by us.

Actual future production, oil and natural gas prices, revenues, taxes, development expenditures, operating expenses and quantities of recoverable oil and gas reserves most likely will vary from estimates, perhaps significantly. In addition, we may adjust estimates of proved reserves to reflect production history, results of exploration and development, prevailing oil and natural gas prices and other factors, many of which are beyond our control.

If we are unable to fulfill commitments under any of our licenses, we will lose our interest, and our entire investment, in such license.
Our ability to retain licenses in which we obtain an interest will depend on our ability to fulfill the commitments made with respect to each license. We cannot assure you that we or the other participants in the projects will have the financial ability to fund these potential commitments. If we are unable to fulfill commitments under any of our licenses, we will lose our interest, and our entire investment, in such license.

We are subject to environmental regulations that can have a significant impact on our operations.
Our operations are subject to a variety of national, state, local, and international laws and regulations governing the discharge of materials into the environment or otherwise relating to environmental protection. Failure to comply with these laws and regulations can result in the imposition of substantial fines and penalties as well as potential orders suspending or terminating our rights to operate.

We depend upon key personnel who may terminate their employment with us, and we will need to hire additional qualified personnel.
Our success will depend to a significant degree upon the continued services of key personnel. Our success will depend on our ability to attract and retain highly skilled personnel. Competition for qualified personnel is intense, and the process of hiring and integrating such qualified personnel is often lengthy. We may be unable to recruit such personnel on a timely basis. We do not have "key man" life insurance policy for any members of management. The loss of the services of any of our key personnel could have an adverse effect on our business, financial condition and results of operations.

In the future, we will incur significant increased costs as a result of operating as a public company, and our management will be required to devote substantial time to new compliance initiatives.
In the future, we will incur significant legal, accounting and other expenses. The Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act"), as well as new rules subsequently implemented by the SEC, have imposed various new requirements on public companies, including requiring changes in corporate governance practices. Our management and other personnel will need to devote a substantial amount of time to these new compliance initiatives. Moreover, these rules and regulations will increase our legal and financial compliance costs and will make some activities more time-consuming and costly. For example, we expect these new rules and regulations to make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to incur substantial costs to maintain the same or similar coverage.


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                                       11

In addition, the Sarbanes-Oxley Act requires, among other things, that we maintain effective internal controls for financial reporting and disclosure controls and procedures. In particular, commencing in fiscal 2008, we must perform system and process evaluation and testing on the effectiveness of our internal controls over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act. Subsequently in fiscal 2009, our independent registered public accounting firm will report on the effectiveness of our internal controls over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act. Our testing, or the subsequent testing by our independent registered public accounting firm, may reveal deficiencies in our internal controls over financial reporting that are deemed to be material weaknesses. Our compliance with Section 404 will require that we incur substantial accounting expense and expend significant management efforts. We currently do not have an internal audit group, and we will need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge. Moreover, if we are not able to comply with the requirements of Section 404 in a timely manner, or if we or our independent registered public accounting firm identifies deficiencies in our internal controls over financial reporting that are deemed to be material weaknesses, the market price of our stock could decline, and we could be subject to sanctions or investigations by the SEC or other regulatory authorities, which would require additional financial and management resources.

Foreign currency risk
Our earnings may be affected by fluctuations in the value of the U.S. dollar as compared to foreign currencies. We also anticipate increasing business activity in Australia. Accordingly, we bear the risk of exchange rate gains and losses that may result from selling and buying in differing currencies. Differences in currency values may handicap us in the development and/or operation of our business by causing the price of our products to exceed the revenue that can be generated in the target market's respective currency.

Risks Relating to our Common Stock
----------------------------------

The market for our common stock is limited, and may be volatile.
The OTCBB is an inter-dealer, over-the-counter market which provides significantly less liquidity than NASDAQ and the national securities exchange, and quotes for securities quoted on the OTCBB are not listed in the financial sections of newspapers as are those for NASDAQ and the national securities exchange. In addition, the overall market for securities in recent years has experienced extreme price and volume fluctuations that have particularly affected the market prices of many smaller companies. The trading price of our common stock is expected to be subject to significant fluctuations including, but not limited to, the following: o quarterly variations in operating results and achievement of key business metrics;

    o   changes in earnings estimates by securities analysts, if any;

    o any differences between reported results and securities analysts' published or unpublished expectations;

    o   news announcements by us or our competitors;

    o market reaction to any acquisitions, joint ventures or strategic investments announced by us or our competitors;

    o   success  or  lack  of  success  of  our  acquisitions,   exploration  or
        development efforts;

    o   shares being sold pursuant to Rule 144 or upon exercise of warrants; and



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

    o general economic or stock market conditions unrelated to our operating performance.

Further, companies traded on the NASD OTC Bulletin Board have traditionally experienced extreme price and volume fluctuations that have particularly affected the market prices of many smaller companies. These broad market fluctuations could result in extreme fluctuations in the price of our securities, which could cause a decline in the value of your securities. In addition, our stock price may be adversely impacted by factors that are unrelated or disproportionate to our operating performance. These market fluctuations, as well as general economic, political and market conditions, such as recessions, interest rates or international currency fluctuations may adversely affect the market price of our common stock.

In the past, following periods of volatility in the market price of a particular company's securities, securities class action litigation has often been brought against that company. Any litigation arising from the volatility in the price of our common stock could have a material adverse effect upon our business, financial condition and results of operations.

No assurance of a public market.
There is currently only a limited market for our common stock. A limited market is characterized by a relatively limited number of shares in the public float, relatively low trading volume and the small number of brokerage firms acting as market makers. The market for low priced securities is generally less liquid and more volatile than securities traded on national stock markets. Fluctuations in market prices are not uncommon. No assurance can be given that the market for our common stock will continue or that the stock price will be maintained. Even if the shares of Common Stock are registered for resale to the public under the Securities Act of 1933, as amended (the "Securities Act") and secondary trading exemptions under state securities laws are available, there may not be an active market for the shares of Common Stock.

There is limited liquidity on the OTCBB.
When fewer shares of a security are being traded on the OTCBB, volatility of prices may increase and price movement may outpace the ability to deliver accurate quote information. Due to lower trading volumes in shares of our common stock, there may be a lower likelihood of one's orders for shares of our common stock being executed, and current prices may differ significantly from the price one was quoted by the OTCBB at the time of one's order entry.

Orders for OTCBB securities may be canceled or edited like orders for other securities. All requests to change or cancel an order must be submitted to, received and processed by the OTCBB. Due to the manual order processing involved in handling OTCBB trades, order processing and reporting may be delayed, and one may not be able to cancel or edit one's order. Consequently, one may not able to sell shares of our common stock at the optimum trading prices.

Increased dealer compensation could adversely affect the stock price.
The dealer's spread (the difference between the bid and ask prices) may be large and may result in substantial losses to the seller of shares of our common stock on the OTCBB if the stock must be sold immediately. Further, purchasers of shares of our common stock may incur an immediate "paper" loss due to the price spread. Moreover, dealers trading on the OTCBB may not have a bid price for shares of our common stock on the OTCBB. Due to the foregoing, demand for shares of our common stock on the OTCBB may be decreased or eliminated.

Penny stock regulations may impose certain restrictions on marketability of our securities.
The SEC has adopted regulations which generally define a "penny stock" to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. As a result, our shares of common stock are subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established clients and "accredited investors". For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received

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                                       13
the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the SEC relating to the penny stock market. The broker-dealer must also disclose the commission payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the "penny stock" rules may restrict the ability of broker-dealers to sell our shares of common stock and may affect the ability of investors to sell such shares of common stock in the secondary market and the price at which such investors can sell any of such shares.

Investors should be aware that, according to the SEC, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

    o control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

    o manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

    o "boiler room" practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;

    o excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

    o the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

Shares eligible for future sale may adversely affect the market.
From time to time, certain of our stockholders may be eligible to sell all or some of their shares of common stock by means of ordinary brokerage transactions in the open market pursuant to Rule 144, promulgated under the Securities Act, subject to certain limitations. In general, pursuant to Rule 144, a stockholder (or stockholders whose shares are aggregated) who has satisfied a one year holding period may, under certain circumstances, sell within any three month period a number of securities which does not exceed the greater of 1% of the then outstanding shares of common stock or the average weekly trading volume of the class during the four calendar weeks prior to such sale. Rule 144 also permits, under certain circumstances, the sale of securities, without any limitation, by our stockholders that are non-affiliates that have satisfied a two-year holding period. Any substantial sale of our common stock pursuant to Rule 144 or pursuant to any resale prospectus may have material adverse effect on the market price of our securities.

The issuance of additional authorized shares of our common and preferred stock may dilute our investors and adversely affect the market for our common stock. We are currently authorized to issue 150,000,000 shares of our common stock and 10,000,000 shares of preferred stock. Subsequent to our acquisition of Endeavor Canada, there were 70,412,867 shares of common stock issued and outstanding. We may issue an additional 79,587,133 shares of common stock and 10,000,000 shares of preferred stock without stockholder approval. The issuance of our residual common and preferred shares may have an adverse effect on our stockholders.



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No cash dividends.
We have never paid cash dividends on our common stock and it is unlikely that we will do so in the future. The only way you may be able to make a profit on your investment is to sell your common stock.

MANAGEMENT'S DISCUSSION AND ANALYSIS

General

On August 3, 2007 we acquired all of the outstanding common stock of Endeavor Canada, a Canadian corporation involved in the exploration and development of oil and gas resources. For accounting purposes, our acquisition of Endeavor Canada constitutes a re-capitalization of our Company with the acquisition being accounted for as a reverse merger whereby we, as the legal acquirer, are treated as the acquired entity, and Endeavor Canada, as the legal subsidiary, is treated as the acquiring company with the continuing operations. Prior to our acquisition of Endeavor Canada, we had generated no revenues.

We undertook our acquisition of Endeavor Canada in keeping with first of our three principal growth strategies - expansion through drilling and land acquisition. The Canadian Province of Alberta provides public disclosure of seismic and production information. For that reason, a wealth of published information is available for use in developing and refining a drilling plan. We believe the use of this information modifies the risk of exploration and leads to better land purchases and faster development drilling. In addition, major developers in Alberta have scaled back drilling of small to moderate producing wells in favour of lager prospects. This decrease in activity has released drilling rigs and reduced drilling costs related to multi-well drilling plans. It also creates an incentive for major producers to execute farm-in agreements with smaller developers to maintain the activity required to fulfil lease obligations. With respect to this element of our growth strategy, we intend to target the development of wells we predict will produce a minimum of 30 - 60 barrel oil equivalent per day. At this rate of production, we believe the length of time required to payback our drilling investment will be reasonable.

Our current land acquisition, seismic and drilling budget for western Canada calls for an additional investment of approximately $8 to $11 million over the next twelve months.

Our second growth strategy focuses upon the purchase of ongoing oil and gas production. Our goal is the identification, financing and purchase of approximately 2,000 barrel oil equivalent per day during the upcoming twelve to eighteen months. The third element of our growth strategy calls for the identification, financing and purchase of a high-risk, high-return international oil concession. We believe an acquisition of this type compliments our fundamental drilling and growth strategies.

In keeping with the third element of our growth strategy, on May 15, 2007, we executed the Vic P60 Agreement which sets forth the terms of our acquisition of 62.5% of 100% of the working interest in an Australian oil and gas exploration permit area known as Victoria Permit 60. Final closing of the Vic P60 Agreement is contingent upon transfer of title from the sellers to Endeavor by the Australian government. The Permit comprises some 339,769 acres located in the Bass Strait of the Gippsland Basin of Victoria, Australia. As consideration for the Permit, we paid $637,068 in the form of a refundable cash deposit. The cash deposit will be refunded to us in event our purchase of the Permit fails to close due solely to the fault of the seller. In addition, we have agreed to pay Bass Straight Partners LLC 800,000 shares of our restricted common stock plus a 9% overriding royalty interest in the Permit. As a result, we will receive a net revenue interest of a 44.125% to our 62.5% working interest upon completion of the acquisition of this concession. We also have committed to complete the work program required by the Vic P60 Permit for the remaining four years of the concession's six year term. We project that seismic work, interpretation and administration of the Permit will require an investment of $6 to $9 million during the upcoming twelve to eighteen months. Further, the Permit work program requires we drill at least one well before November 2009. We estimate the cost of that well will approximate $22 million. We anticipate that in the event we complete this acquisition, we will engage partners to help in the operation of the Permit and any drilling undertaken in connection with this prospect. We are also investigating an additional acquisition of oil and gas assets located in Australia.


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

The $687,068 we deposited in connection with the VicP60 Agreement, was financed by a non-interest bearing advance from King Capital, a company owned by our Principal Executive Officer, Cameron King and proceeds from the sale of our restricted common stock.

In addition to the investments required to fund our purchase, expansion and drilling activity, we expect to incur substantial costs associated with our transition to our general operations. Those costs will include investments required to enhance our executive team, engineers and support staff to insure the proper management of the oil and gas business we intend to pursue. We may be required to add as many as 9 to 16 new employees together with office facilities, software and administrative support for that group. We will also incur significant travel costs associated with our pursuit of financing and administration of contracts. We estimate payroll related costs may exceed $1,500,000 during the upcoming twelve months and that other administrative costs may be more than $1,750,000 for the same period. These estimates do not include financing costs we may incur to support our business. We believe such financing costs are not currently estimable, but will be substantial and material to our operations.

We believe that we acquired substantial engineering and operational expertise with the purchase of Endeavor Canada.

Results of Operations

For the eight month period ended December 31, 2006, Endeavor Canada generated $24,000 in net revenues and incurred a net loss $1,462,000. This net loss included a provision for impairment of Endeavor Canada's oil and gas properties of $914,289. Revenues were limited since well drilling and acquisition did not occur until the latter months of fiscal 2006. Further, production on many of Endeavor Canada's producing wells has been intermittent as a result of mechanical rework. Production expenses were $48,000. The total of non-production expenses incurred for the eight month period ended December 31, 2006 was $524,000. $372,000 or 71% of expenses related to the fixed costs of our office rents, staff, administration and management fees. $62,000 or 12% related to interest incurred on our convertible debentures and term debt.

Financial Condition

At December 31, 2006 Endeavor Canada's total assets equal $1,000,000. Current assets, including accounts receivables totaled $461,000. Endeavor Canada's current ratio (the ratio of current assets to current liabilities), is 0.19 at December 31, 2006. In largest part, this low current ratio reflects the impact of approximately $2,050,000 in term loans and convertible debentures. Following the completion of our acquisition of Endeavor Canada, we will repay $1,500,000 in principal and $140,000 in accrued interest associated with the convertible debentures using shares of our restricted common stock. Substantially all of Endeavor Canada's petroleum and natural gas properties, which total $487,000 after an impairment write-down of $914,000 were purchased with proceeds from indebtedness during fiscal 2006. In the event internally generated profits or our financing efforts do not provide adequate resources to sustain our growth, the lack of cash required to extinguish liabilities and invest in expansion, could result in a substantial decline in our expectations of earnings.

Liquidity and Capital Resources

During the eight period ended December 31, 2006, Endeavor Canada's operations were financed using cash generated from operations, vendor credit and debt financing. Investment in petroleum and natural gas properties and administrative expenses consumed the largest portion of the cash required by operations. In


--------------------------------------------------------------------------------
total, for the eight months ended December 31, 2006 Endeavor Canada's investing activities consumed $1,399,000 and operations consumed $396,000 in excess of amounts generated by product sales. This shortfall has been offset by $1,993,000 obtained as a result of financing activities.

On July 1, 2006, Endeavor Canada issued convertible debentures of $1,500,000 maturing on June 30, 2007 and bearing interest at an annual rate of 8% payable annually. The debentures are secured by a fixed and floating first charge on Endeavor Canada's assets to a maximum of $1,500,000. The debenture is convertible, at the option of the holder, into common shares of the Endeavor Canada, at a conversion rate CND$0.10 per share at any time prior to maturity for a maximum issuance of 15,000,000 common shares. Debenture interest expense amounted to $57,000 during the eight month period ended December 31, 2006.

All of Endeavor Canada's convertible debenture holders extended the maturity of their indebtedness to August 30, 2007. Upon completion of the acquisition, we will repay all principal and interest due on the convertible debentures with 1,093,165 shares of our common stock at a price of $1.50 per share. We have also undertaken $493,000 in unsecured terms loans payable to two private lenders. The principal outstanding on the first note is $450,000 maturing December 15, 2007 and bears interest at 10% per annum. The principal due on the second note of $43,000 is non-interest bearing and payable upon demand.

We are currently seeking to raise the capital investment required to undertake our business plan. We believe our new plan of operations we will require $16,000,000 to $18,000,000 in financing over the next twelve months.

If we are unable to raise the financing we require, our business plan will fail and our stockholders will loose their investment. There can be no assurance that we will be successful in raising the capital we require, or that if the capital is offered, it will be subject to financing terms we believe are acceptable. Investors should be aware that even in the event we are able to raise the funds we require, there can be no assurance that we will succeed in our drilling or production plans. As a result, we may never reach a level of profitability.


OFF-BALANCE SHEET ARRANGEMENTS

None.

Critical Accounting Policies and Estimates

Basis of Presentation
---------------------
Our financial statements are presented in United States dollars and have been prepared in accordance with generally accepted accounting principals in the United Sates of America






--------------------------------------------------------------------------------

Measurement Uncertainty
-----------------------
The process of preparing financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements; accordingly, actual results may differ from estimated amounts. Significant items subject to such estimates and assumptions include estimates of proved reserves, related present value estimates of future net revenue, the carrying value of oil and gas properties, asset retirement obligations, income taxes, and legal and environmental risks and exposure.

Accounts receivable are stated after evaluation as to their collectibility and an appropriate allowance for doubtful accounts is provided where considered necessary. Amounts recorded for depreciation, depletion and amortization and amounts used for impairment calculations are based on estimates of oil and gas reserves and commodity prices and capital costs required to develop those reserves. Amortization of property and equipment is based on the estimated useful lives of those assets. The value of asset retirement obligations involves estimates of ultimate settlement amounts, inflation factors, credit adjusted discount rates and the timing pf settlement.

These estimates and assumptions are reviewed periodically and, as adjustments become necessary they are reported in earnings in the periods in which they become known.

Petroleum and Natural Gas Properties
------------------------------------
The Company follows the full cost method of accounting for its petroleum and natural gas properties; accordingly, all costs incidental to the acquisition, exploration and development of oil and gas properties, including costs of undeveloped leasehold, dry holes and leasehold equipment, are capitalized. Internal costs incurred that are directly identified with acquisition, exploration and development activities undertaken by Endeavor for its own account, and which are not related to production, general corporate overhead or similar activities, are also capitalized. Interest costs incurred and attributable to unproved oil and gas properties under current evaluation and major development projects of oil and gas properties are also capitalized. All costs related to production activities, including work over costs incurred solely to maintain or increase levels of production from an existing completion interval, are charged to expense as incurred.

Under the full cost method of accounting, the net book value of petroleum and natural gas properties, less related deferred income taxes, may not exceed a calculated "ceiling." The ceiling limitation is the estimated after-tax future net revenues, discounted at 10% per annum, from proved oil and natural gas reserves plus the cost of properties not subject to amortization. Estimated future net revenues exclude future cash outflows associated with settling asset retirement obligations included in the net book value of oil and gas properties. Such limitations are imposed and are tested quarterly. In calculating future net revenues, prices and costs used are those as of the end of the appropriate quarterly period. These prices are not changed except where different prices are fixed and determinable from applicable contracts for the remaining term of those contracts, including designated cash flow hedges in place. Endeavor had no such hedges outstanding at December 31, 2006.

Any excess of the net book value, less related deferred taxes, over the ceiling is written off as an expense. An expense recorded in one period may not be reversed in a subsequent period even though higher oil and gas prices may have increased the ceiling applicable to the subsequent period.

Capitalized costs are depleted by an equivalent unit-of-production method, converting gas to oil at the ratio of six thousand cubic feet of natural gas to one barrel of oil. Depletion is calculated using the capitalized costs, including estimated asset retirement costs, plus the estimated future expenditures (based on current costs) to be incurred in developing proved reserves, net of estimated salvage values.



--------------------------------------------------------------------------------

Unproved properties are excluded from amortized capitalized costs until it is determined whether or not proved reserves can be assigned to such properties. The Company assesses its unproved properties for impairment quarterly. Significant unproved properties are assessed individually. Costs of insignificant unproved properties are transferred to amortizable costs over average holding periods ranging from three years for onshore properties to seven years for offshore properties.

No gain or loss is recognized upon disposal of oil and gas properties unless such disposal significantly alters the relationship between capitalized costs and proved reserves.

Convertible Debentures
----------------------
Pursuant to the Financial Accounting Standards board ("FASB") Statement no. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity, the convertible debentures are classified as a liability. Due to their short term to maturity, the debentures are classified as current.

Asset Retirement Obligations
----------------------------
The Company recognizes a liability for asset retirement obligations in the period in which they are incurred and in which a reasonable estimate of such costs can be made. Asset retirement obligations include those legal obligations where the Company will be required to retire tangible long-lived assets such as producing well sites. The asset retirement obligation is measured at fair value and recorded as a liability and capitalized as part of the cost of the related long-lived asset as an asset retirement cost. The asset retirement obligation accretes until the time the asset retirement obligation is expected to settle while the asset retirement costs included in oil and gas properties are amortized using the unit-of-production method.

Amortization of asset retirement costs and accretion of the asset retirement obligation are included in depletion, depreciation, and accretion. Actual asset retirement costs are recorded against the obligation when incurred. Any difference between the recorded asset retirement obligations and the actual retirement costs incurred is recorded in depletion, depreciation, and accretion.

Environmental
-------------
Oil and gas activities are subject to extensive federal and provincial environmental laws and regulations. These laws, which are constantly changing, regulate the discharge of materials into the environment and may require the Company to remove or mitigate the environmental effects of the disposal or release of petroleum or chemical substances at various sites.

Environmental expenditures are expensed or capitalized depending on their future economic benefit. Expenditures that relate to an existing condition caused by past operations and that have no future economic benefits are expensed.
Liabilities for expenditures of a non-capital nature are recorded when an environmental assessment and/or remediation is probable, and the costs can be reasonably estimated. To date, the Company has not recognized any environmental obligations as production has been insignificant.

Joint Venture Activities
------------------------
Substantially all of the Company's petroleum and natural gas exploration and production activities are conducted jointly with others, and, accordingly, these financial statements reflect only the Company's proportionate interest in such activities.

Revenue Recognition
-------------------
Revenue is recognized from oil sales when the oil is delivered to the buyer and from gas sales when the gas passes through the pipeline at the delivery point. Revenue from the sale of oil and gas is recognized based on volumes delivered to customers at contractual delivery points and rates.



--------------------------------------------------------------------------------

Foreign Currency Translation
----------------------------
Transaction amounts denominated in foreign currencies are translated into their functional currency equivalents at exchange rates prevailing at the transaction dates. Carrying values of monetary assets and liabilities reflect the exchange rates at the balance sheet date. Gains and losses on translation or settlement are included in the determination of net income for the current period.

Stock-based Compensation
------------------------
The Company records compensation expense in the financial statements for share based payments using the fair value method pursuant to the Financial Accounting Standards Board Statement ("FASB") No. 123R. The fair value of share-based compensation to employees will be determined using the Black-Scholes option valuation model at the time of grant. Fair value for common shares issued for goods or services rendered by non-employees are measured based on the fair value of the goods and services received. Share-based compensation is expensed with a corresponding increase to share capital. Upon the exercise of the stock options, the consideration paid is recorded as an increase in share capital.

There were no options granted during the period ended December 31, 2006.

Future Income Taxes
-------------------
The Company follows the asset and liability method of accounting for future income taxes. Under this method, future income tax assets and liabilities are recorded based on temporary differences between the carrying amount of balance sheet items and their corresponding tax bases. In addition, the future benefits of income tax assets, including unused tax losses, are recognized, subject to a valuation allowance, to the extent that it is more likely than not that such future benefits will ultimately be realized. Future income tax assets and liabilities are measured using enacted tax rates and laws expected to apply when the tax liabilities or assets are to be either settled or realized.

Loss per share
--------------
Basic loss per share is computed by dividing the net loss by the weighted average number of shares outstanding during the period. The weighted average number of shares was calculated by taking the number of shares outstanding and weighting them by the amount of time that they were outstanding.

Diluted loss per share is computed after giving effect to all dilutive potential common shares that were outstanding during the period. Dilutive potential common shares consist of incremental shares issuable upon the exercise of stock options and warrants, contingent stock, and conversion of debentures. The dilutive effect of potential common shares is not considered in the EPS calculation as the impact is anti-dilutive.

DESCRIPTION OF PROPERTY

Our principal administrative office is located at 521-3 Avenue SW, Calgary, Alberta, Canada T2P 3T3. We lease this 2039 square foot modern high rise office space under the terms of a lease agreement which expires May 1, 2013. Our monthly rental obligation is approximately $10,000.

Oil and Gas Properties

At December 31, 2006, the estimated oil and gas reserves presented were derived from a report dated December 31, 2006 prepared by Chapman Petroleum Engineering Ltd., an independent engineering firm located in Calgary, Alberta. The Company cautions that there are many inherent uncertainties in estimating proved reserve quantities and in projecting future production rates and the timing of development expenditures; accordingly, these estimates are likely to change as future information becomes available, and these changes could be material.

Estimated quantities of proved reserves attributable to the Company's interest (all of which are classified as proved developed) are as follows:


--------------------------------------------------------------------------------

                                                    Crude Oil    Natural Gas
                                                  (Gross BOEs)  (Gross BOEs)

Working interest in reserves                          35,125          58,517
Production                                                 -            (517)
-----------------------------------------------------------------------------

Proved developed reserves, December 31, 2006          35,125          58,000
-----------------------------------------------------------------------------

Gross proved developed producing reserves comprise only 1% of total gross proved reserves. Our estimates of gross proved developed producing reserves and gross proved developed non-producing reserves at December 31, 2006 were 833 BOE and 92,292 BOE, respectively.

We have filed no estimates of total proven net oil and gas reserves with any other Federal authority or agency since the beginning of our last fiscal year.

As of December 31, 2006, we had interests in the following production licenses :

--------------------------------------------------------------------------------

                                                               Endeavor
                   Province/                                   Working    Gross
License/ Prospect   State    Country   Operator      Status    Interest    Acres


Arneson/Acadia     Alberta    Canada   Endeavor    Exploration   100 %     6,400
(Farm-in license)                      Canada

Diamond            Alberta    Canada   Depth       Exploration   50  %     1,920
(Owned directly)                       Energy Inc.

South Taber        Alberta    Canada   Compass     Exploration   50  %       640
(Owned directly)                       Petroleum

Warner             Alberta    Canada   Fairmount   Exploration   40  %     9,280
(Owned directly)                       Energy

--------------------------------------------------------------------------------
 Total:                                                                   18,240
--------------------------------------------------------------------------------

Drilling Statistics

A well is considered productive if it justifies the installation of permanent equipment for the production of oil or gas. The information should not be considered indicative of future performance, nor should it be assumed that there is necessarily any correlation between the number of productive wells drilled, quantities of reserves found or economic value. The following table shows the results of the oil and gas wells which we acquired, or in which we participated, drilled and tested during 2006:

                                   Productive                      In Progress
                                    Gas Wells      Dry Holes          Wells
--------------------------------------------------------------------------------
                                 Gross     Net    Gross    Net    Gross      Net
--------------------------------------------------------------------------------

 2006:
 Arneson/Acadia - Exploratory     --        --      --      --       --       --
 Arneson/Acadia - Development     --        --      --      --       --       --

 Diamond - Exploratory             2       1.0      --      --       --       --
 Diamond - Development             1        .5      --      --       --       --

 South Taber - Exploratory         1        .5      --      --       --       --
 South Taber - Development        --        --      --      --       --       --

 Warner - Exploratory              3       1.2      --      --       --       --
 Warner - Development              3       1.2      --      --       --       --

 Total:                           10       4.4      --      --       --       --
================================================================================


--------------------------------------------------------------------------------

We do not own any drilling rigs, and all of our drilling activities are conducted by independent drilling contractors. We are not currently involved in any drilling activities.

Planned Exploration and Development Expenditures

We anticipate spending approximately $6 million during 2007 to fund oil and gas exploration and development in the Western Canada. We may increase or decrease our planned activities for 2007 depending upon drilling results, potential acquisition candidates, product prices, the availability of capital resources, and other factors affecting the economic viability of such activities.

Sales Volumes and Prices

The following table shows our annual average sales volumes, sales prices and average production costs. Production costs are costs incurred to operate and maintain our wells and related equipment and include cost of labor, well service and repair, location maintenance, power and fuel, transportation, cost of product and production related general and administrative costs.

--------------------------------------------------------------------------------
                                                   Year Ended December 31, 2006

 -------------------------------------------------------------------------------

     Oil and condensate sales (bbl)                                  0
     Oil and condensate price($  per Bbl)                            0

     Gas sales (Mcf)                                             5,922
     Gas price ($  per Mcf)                                      $4.07

     Total sales (BOE)                                             987

     Operating costs ($  per BOE)                               $49.06
================================================================================

We are not obligated to provide a fixed or determinable quantity of oil or gas in the future under any existing contracts or agreements.

Productive Well Summary

At December 31, 2006, our producing wells included the following:


                                                   Oil               Gas
  ------------------------------------------------------------------------------
                                               Gross     Net    Gross     Net
  ------------------------------------------------------------------------------

     Arneson/Acadia                             --       --       --         --

     Diamond                                    --       --       --         --

     South Taber                                --       --        1        .5

     Warner                                     --       --        6       2.4

     Total:                                     --       --        7       2.9
================================================================================



--------------------------------------------------------------------------------

Undeveloped Acreage

As of December 31, 2006, we have approximately 4,800 net acres scheduled to expire by December 31, 2008, if we take no action to continue the term through operational or administrative actions. All 4,800 acres expire during fiscal 2008. We have no acreage scheduled to expire during either Fiscal 2007 or 2009. We currently have plans to continue the terms of various licenses through operational or administrative actions and do not expect a significant portion of our net acreage position to expire before such actions occur.

The following table sets forth certain information regarding our developed and undeveloped acreage as of December 31, 2006 in the areas indicated.


                                                Developed          Undeveloped
--------------------------------------------------------------------------------
                                               Gross     Net      Gross     Net
   Arneson/Acadia                                640      512     5,760    4,608

   Diamond                                     1,920      768         0        0

   South Taber                                  640       256         0        0

   Warner                                      3,840    1,536     5,440    2,176

--------------------------------------------------------------------------------
     Total:                                    7,040    3,072    11,200    6,784
================================================================================

Subsequent Event

On December 1, 2006, the Company entered into a non-exclusive license agreement for US$250,000 with Quest Canada Corp. ("Quest") regarding the Arneson/Acadia property. While Quest maintains title to the property, the agreement entitles the Company to access 3D seismic data, drill one natural gas well on the property within six months, and to spend a minimum of US$1,000,000 within twelve months of the seismic data interpretation. Subsequent the date of the financial statements, Quest went into receivership, resulting in a possibility that the receiver may make this property available for sale. If the Company is unsuccessful in purchasing this property should a sale occur, the future reserves associated with this property would not be available to the Company.

On June 19, 2007 we executed a farm-in agreement granting us drilling rights on 1,280 acres of undeveloped land in Chigwell, Alberta, Canada. Under the terms of the agreement, we have until September 17, 2007 to drill our first well or our drilling rights will expire.

During August 2007, Endeavor Canada entered into a "Seismic Option" with PanTerra Resource Corp. with respect to shallow gas potential covering 1.1 million gross acres in Saskatchewan, Canada. Under the agreement Endeavor Canada and option partner Ranchmans Resources Ltd., commit to a minimum expenditure of $500,000 on a seismic program prior to December 15, 2007, at which time the Endeavor Canada and option partner Ranchmans Resources Ltd shall elect to either commit to shoot an additional $500,000 seismic program, elect to drill a well at a location of its choice, or terminate the option agreement. PanTerra and its partner will retain a 10% GORR on all of the deeper rights and have the option to participate in the drilling of any deeper test up to a maximum 20% working interest. All monies spent by Endeavor Canada will go towards any yearly work commitments and the once having earned in the lands, will pay its share of the yearly rental fees. Earning will be as per Saskatchewan Government license regulations as to depth drilled.


--------------------------------------------------------------------------------

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information at August 3, 2007, with respect to the beneficial ownership of shares of common stock by (i) each person known to us who owns beneficially more than 5% of the outstanding shares of common stock, (ii) each of our Directors, (iii) each of our Executive Officers and (iv) all of our Executive Officers and Directors as a group. Unless otherwise indicated, each stockholder has sole voting and investment power with respect to the shares shown. As of August 3, 2007, we had 70,412,867 shares of common stock issued and outstanding.

Title of class    Name and address of beneficial owner     Number of Shares   Percentage of
                                                           of Common Stock    Common Stock (1)
DIRECTORS AND
OFFICERS
Common Stock      Cameron King
                  Principal Executive Officer, Principal       6,500,000(2)      9.23%
                  Financial Officer, President, Secretary,
                  Treasurer and Director
                  598 - 999 Canada Place, Vancouver,
                  BC V6C 3E1
Common Stock      J. Douglas Brown                               200,000(3)      0.28%
                  Director
                  16E Les Roseyres, Gron1882
                  Vaud, Switzerland
Common Stock      All Officers and Directors as a group        6,700,000         9.50%
                  (total of 2)
GREATER THAN 5%
SHAREHOLDERS
Common Stock      Adrian Crimeni                              42,000,000        59.65%
                  Former Principal Executive Officer,
                  Former Principal Financial Officer,
                  Former President and Former Director
                  7744 Morley Street
                  Burnaby, B.C., V5E 2K5
                  Canada

    (1) Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person's actual ownership or voting power with respect to the number of shares of common stock actually outstanding on August 3, 2007.

    (2) Comprised of 100,000 shares of common stock and 100,000 shares of common stock issuable upon the exercise of a stock purchase warrant at a price of $1.75 per share expiring March 2, 2009.

    (3) Comprised of 6,500,000 shares of common stock held indirectly.








--------------------------------------------------------------------------------

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Upon completion of our acquisition of Endeavor Canada, our Executive Officers and Directors were as follows:

Name of Director/Officer         Age     Office Held
------------------------         ---     -----------
Cameron King                     45      President, Secretary, Treasurer,
                                         Principal Executive Officer, Principal
                                         Financial Officer, and Director
J.Douglas Brown                  54      Director

Set forth below is a brief description of the background and business experience of each of our Executive Officers and Directors:

Cameron King, President, Principal Executive Officer, Principal Financial Officer, Director, Secretary/Treasurer

Cameron King was elected as our Principal Executive Officer, Principal Financial Officer and Director effective August 3, 2007. Mr. King also acts as the chief executive officer of our wholly owned subsidiary, Endeavor Canada, which he founded May 5, 2006. During the period from June 2002 to June 2003, Mr. King was director and chief financial officer of Quest Oil Corporation and from June 2003 to February 2005 he acted as that company's director and chief executive officer. During 2001 and 2002, Mr. King also served as director and chief executive officer of Red Cell Power Corp., a company engaged in advanced battery design. Mr. King holds an MBA from Michigan State University and is a finance graduate of McMaster University. He has over 20 years of senior management experience developing expertise in capital markets, sales, marketing and public relations. Mr. King was a key member of the corporate banking team with the Bank of Nova Scotia in Toronto, Canada, specializing in merger and acquisition due diligence.

Since 1999, Cameron has operated King Capital Corporation a venture capital company involved in incubating, and structuring companies ranging from internet based technology to mining and oil and gas exploration.

J. Douglas Brown, Director

J. Douglas Brown joined our Board of Directors as an independent Director on March 19, 2007. Mr. Brown holds a law degree from Edinburgh University and possesses over 35 years investment banking experience. Mr. Brown began his banking career as a financial analyst with J P Morgan in London and New York. During the period from 1982 to 1997, Mr. Brown served with Citigroup and Banque Indosuez focusing on transactions related to the Middle East. Since 1997, he has actively participated in the creation and management of hedge fund opportunities. Mr. Brown currently sits on the boards of directors of: Lund Gold Ltd; Genesis Minerals Corp; LIM Asia Arbitrage Fund; Eastern Capital Fund; and the Advisory Board of Pacific Asia China Energy Inc. Mr. Brown is a principal of Grasmere Limited, a privately held advisory company, which specializes in distribution of hedge funds and corporate finance.

EXECUTIVE COMPENSATION
The following table sets forth the compensation paid to our Chief Executive Officer and those executive officers that earned more than $100,000 in 2006 (the "Named Executive Officers"):

                           Summary Compensation Table

                                                                                   Non-qualified
                                                                  Non-Equity         Deferred       All Other
Name and                                     Stock     Option    Incentive Plan     Compensation     Compen-
Principal                  Salary   Bonus    Awards   Awards     Compensation        Earnings        sation     Total
Position            Year     ($)     ($)      ($)       ($)           ($)               ($)            ($)       ($)
Adrian              2006     Nil     Nil      Nil       Nil           Nil               Nil            Nil        Nil
Crimeni(1),
Prior PEO, PFO,
President
Secretary,
Treasurer and
Director(1)

Cameron King(2),    2006     Nil     Nil      Nil       Nil           Nil               Nil            Nil        Nil
PEO, PFO,
President,
Secretary,
Treasurer and
Director(1)

(1) This Named Executive Officer resigned from his respective positions with the Company

--------------------------------------------------------------------------------

Director Compensation

None  of  our  Directors   have  received   monetary   compensation   since  our
incorporation to the date of this Current 8-K filing. We currently do not pay any compensation to our Directors.

Stock Option Grants

We had not granted any stock options to our executive officers prior to the Closing of the Endeavor Canada Acquisition. We have never had any annuity, pension or retirement benefits for our officers, directors or employees.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

During the year ended December 31, 2006 and the six months ended June 30, 2007 we paid $70,547 and $63,600, respectively, to King Capital Corporation, a company owned by our Principal Executive Officer and President. The fees were incurred in the normal course of operations and measured at the exchange amount, which is the amount of consideration established and agreed to by the related parties. Management is of the opinion that these fees were undertaken with the same terms and conditions as transactions with unrelated parties. At December 31, 2006, we also had advances receivable from King Capital Corporation in the amount of $23,593. These advances are non-secured, non-interest bearing, and are due on demand. As of June 30, 2007 the advances due to King Capital Corporation total $106,207.

During the period from April through June 2007, King Capital Corporation, a company owned by our Principal Executive Officer and President, advanced Endeavor $342,534 to support its acquisition of the Vic P60 oil concession and cover certain administrative costs. The entire amount of these advances was outstanding as of June 30, 2007. These advances are non-secured, non-interest bearing, and are due on demand.













--------------------------------------------------------------------------------

During the period  from April  through  June 2007,  Endeavor  advanced  Endeavor
Canada $133,025 to help support its operations and to defer certain costs incurred in connection with its acquistion. The entire amount of these advances was outstanding as of June 30, 2007. These advances are non-secured, non-interest bearing, and are due on demand.

DIRECTOR INDEPENDENCE

Pursuant to the standards applicable to us, Mr. J. Douglas Brown has served as an independent director since March 20, 2007. Cameron King is not an independent director.

Further information related to Corporate Governance as required by Item 407 of Regulation SB of the Act is included in our Form 10-KSB/A filed with the Securities Exchange Commission April 26, 2007, and is hereby incorporated by reference.

DESCRIPTION OF SECURITIES

General
As a result of an amendment to our articles of incorporation made effective August 3, 2007, our authorized capital stock was increased from 75,000,000 to 150,000,000 shares of common stock at a par value of $0.001 per share. Further, that amendment authorized 10,000,000 shares of preferred stock for issuance at the discretion of our Board of Directors. Our shareholders also consented to the removal of currently existing pre-emptive rights related to our common shares. Further information concerning these changes is presented in the definitive information statement we filed with the Securities Exchange Commission on June 18, 2007. That filing is hereby incorporated into this item by reference.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as an amendment or restatement of our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. There are no pre-emptive or conversion rights and no redemption provisions applicable to our common stock.

No terms and rights applicable to our authorized preferred shares are currently in place. Such terms and rights can be set at the discretion of our Board of Directors.

Dividend Policy
There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

    1. We would not be able to pay our debts as they become due in the usual course of business; or
    2. Our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of stockholders who have preferential rights superior to those receiving the distribution.

Share Purchase Warrants
We issued and have outstanding warrants to purchase an aggregate of 332,867 shares of our common stock. Under such warrants, 100,000 common shares may be purchase at an exercise price of $1.75 until March 2009 and 232,867 common shares may be purchased at an exercise price of $3.00 until June 2009.


--------------------------------------------------------------------------------

Convertible Securities
We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock, other than the warrants and options described above.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANTS COMMON EQUITY AND OTHER SHAREHOLDERS MATTERS

Our common stock began trading on the OTC Bulletin Board under the symbol "DJRP" effective February 16, 2007. For the quarter ended March 31, 2007, the high and low bid prices for shares of our common stock in the over-the-counter market, as reported by NASD OTCBB, were $1.38 and $1.75, respectively. For the quarter ended June 30, 2007, the high and low bid prices for shares of our common stock in the over-the-counter market, as reported by NASD OTCBB, were $1.95 and $1.60, respectively. Such prices represent quotations between dealers, without dealer markup, markdown or commissions, and may not represent actual transactions. Effective July 2007, we changed our trading symbol to "ENEC".

No prediction can be made as to the effect, if any, that future sales of our common stock or the availability of our common stock for future sale, will have on its prevailing market price. Additional registrations and the sale of substantial amounts of our common stock in the public market could adversely affect its prevailing market price.

As of July 17, 2007, we had 21 certificate holders of record registered with our transfer agent.

We have not declared any dividends and we do not plan to declare any dividends in the foreseeable future. Our current policy is to retain any earnings to finance the expansion of our operations. Our Board of Directors will determine future declaration and payment of dividends, if any, in light of the then-current conditions they deem relevant and in accordance with the Nevada Revised Statutes.

As of the date of this filing, we had no outstanding stock options or securities authorized for issuance under equity compensation plans.

LEGAL PROCEEDINGS

None.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

None.

RECENT SALES OF UNREGISTERED SECURITIES

Since filing our quarterly report on Form 10-QSB for the quarter ended March 31, 2007, we completed the following transactions in reliance upon exemptions from registration under the Securities Act of 1933, as amended (the "Act") as provided in Section 4(2) thereof. All certificates issued in connection with these transactions were endorsed with a restrictive legend confirming that the securities could not be resold without registration under the Act or an applicable exemption from the registration requirements of the Act. None of the transactions involved a public offering, underwriting discounts or sales commissions. We believe that each person was a "qualified" investor within the meaning of the Act and had knowledge and experience in financial and business matters which allowed them to evaluate the merits and risks of our securities. Each person was knowledgeable about our operations and financial condition.


--------------------------------------------------------------------------------

         During June 2007 we sold 232,867 investment units to two investors at a purchase price of $1.50 per unit, generating proceeds of $349,301. Each investment unit consisted of one share of our common stock and a stock purchase warrant granting the investor the right to purchase one additional share of common stock at an exercise price of $3.00 until June 2009.

         On August 3, 2007, we exchanged 9,000,000 shares of our common stock for all of the outstanding capital stock of Endeavor Canada. As a result of this exchange, we acquired the operations of Endeavor Canada including all of that company's assets and liabilities.


INDEMNIFICATION OF OFFICERS AND DIRECTORS

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons under Nevada law or otherwise, we have been advised that the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Our Articles of Incorporation provides that the liability of our directors, officers for damages for breach of fiduciary duty as a director or officer is eliminated pursuant to Nevada Revised Statute 78.037 except for acts or omissions which involve intentional misconduct, fraud or knowing violation of law; or the payments of distributions in violation of Nevada Revised Statute 78.300.

ITEM 3.02  UNREGISTERED SALES OF EQUITY SECURITIES

Information relating to unregistered sales of equity securities is set forth under Item 2.01 of this current 8-K filing and is incorporated by reference in this Item 3.02.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Effective August 3, 2007, in connection with our acquisition of Endeavor Canada, Kelly Fielder tendered his resignation as Principal Executive Officer, Principal Financial Officer, President, Secretary and Treasurer of Endeavor. Mr. Fielder's resignation from the Company is not the result of any dispute or disagreement with the Company.

In a Special Meeting of our Board of Directors on August 3, 2007, Cameron King was elected to serve as the Company's Principal Executive Officer, Principal Financial Officer, President, Secretary, Treasurer and Director. Mr. King agreed to undertake his duties in exchange for an annual salary of $240,000. The Board of Directors further agreed to review the adequacy of that compensation once it has established its compensation committee. As a result of Endeavor's acquisition of Endeavor Canada, Mr. King indirectly acquired 6,500,000 shares of our restricted common stock.

Information relating to our directors and officers is set forth under Item 2.01 of this current 8-K filing and is incorporated by reference in this Item 5.02.

ITEM 5.06 CHANGE IN SHELL COMPANY STATUS

As a result of our acquisition of Endeavor Canada, we cease to be a Shell Company as defined under the Act. The material terms of the Endeavor Canada acquisition are set forth under Item 2.01 of this current 8-K filing and are incorporated by reference to this Item 5.06.

ITEM 9.01  Financial Statements and Exhibits

FINANCIAL STATEMENTS

The financial statements required by this item are included as an Appendix to this Form 8-K.


--------------------------------------------------------------------------------

During June 2007, Endeavor Energy Corporation of Alberta changed its corporate name from Endeavor Energy Corporation to Endeavor Canada Corporation. As a result, the audited financial Statements of Endeavor Canada Corporation as of December 31, 2006 are presented in this appendix under their prior name, Endeavor Energy Corporation.

EXHIBITS

The following exhibits are incorporated into this Form 8-K:
------------------------ -------------------------------------------------------

    Exhibit Number                      Description of Exhibit
------------------------ -------------------------------------------------------
         10.1 Securities Exchange Agreement between Endeavor Energy Corporation, First Endeavor Holdings Inc. and Endeavor Canada Corporation
------------------------ -------------------------------------------------------
         10.2 Debenture Repayment Agreement Between Endeavor Canada Corporation and 0761937 B.C. Ltd.
------------------------ -------------------------------------------------------
         10.3 Debenture Repayment Agreement Between Endeavor Canada Corporation and Executor Capital Inc.
------------------------ -------------------------------------------------------
         10.4 Debenture Repayment Agreement Between Endeavor Canada Corporation and Albury Investments Limited.
------------------------ -------------------------------------------------------
         10.5 Debenture Repayment Agreement Between Endeavor Canada Corporation and Prophetic Limited
------------------------ -------------------------------------------------------
         10.6 Debenture Repayment Agreement Between Endeavor Canada Corporation and Sierra Growth Inc.
------------------------ -------------------------------------------------------
         10.7 Debenture Repayment Agreement Between Endeavor Canada Corporation and Medford Financial Ltd.
----------------------- --------------------------------------------------------
         10.8 Debenture Repayment Agreement Between Endeavor Canada Corporation and Strand Group Ltd.
------------------------ -------------------------------------------------------
         10.9 Debenture Repayment Agreement Between Endeavor Canada Corporation and Enavest Internacional S.A.
------------------------ -------------------------------------------------------
         10.10 Debenture Repayment Agreement Between Endeavor Canada Corporation and Enerex Capital Corp.
------------------------ -------------------------------------------------------
         10.11 Seismic Option Agreement Between Endeavor Canada and PanTerra Resource Corp.
------------------------ -------------------------------------------------------
         21.1            Subsidiaries of the Company.
                         -------------------------------------------------------

                                                              Jurisdiction of
                         Name of Subsidiary                   Incorporation
                         Endeavor Canada Corporation          Alberta, Canada
                         First Endeavor Holdings Inc.         Alberta, Canada

------------------------ -------------------------------------------------------

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                  ENDEAVOR ENERGY CORPORATION

Date:  August 9, 2007
                                                  By: /s/ Cameron King
                                                  ---------------------------
                       .                          Cameron King
                                                  Principal Executive Officer





--------------------------------------------------------------------------------

================================================================================

                           ENDEAVOR ENERGY CORPORATION

          (A Development Stage Company with Going Concern Uncertainty)

                              FINANCIAL STATEMENTS

                              AT DECEMBER 31, 2006



                             (Stated in US Dollars)









                                ------INDEX------

                  Auditor's Report

                  Balance Sheet

                  Statement of Operations

                  Statement of Shareholder's Deficit

                  Statement of Cash Flows

                  Notes to Financial Statements

Report of Independent Registered
Public Accounting Firm

To the Board of Directors and the Stockholders of Endeavour Energy Corporation

We have audited the accompanying  balance sheet of Endeavour Energy  Corporation
(The "Company") as of December 31, 2006 and the statements of operations, shareholder's deficit and cash flows for the 8 month period then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluation of the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2006 and the results of its operations and its cash flows for the 8 month period then ended in accordance with accounting principles generally accepted in the United States of America.

As discussed in Note 2 to the consolidated financial statements, the Company's ability to continue as a going concern is dependent on obtaining sufficient working capital to fund future operations. Management's plan in regard to these matters is also described in Note 2. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.



/s/ Meyers Norris Penny LLP

Chartered Accountants
Calgary, Canada
July 19, 2007

                           ENDEAVOR ENERGY CORPORATION
          (A DEVELOPMENT STAGE COMPANY WITH GOING CONCERN UNCERTAINTY)
                                  BALANCE SHEET
                              AT DECEMBER 31, 2006

                             (Stated in US Dollars)



Assets

Current
  Cash                                                            $     198,761
  Accounts receivable (Note 4)                                          197,232
  Goods and services tax receivable                                      36,681
  Prepaid expenses and deposits                                           4,291
  Receivable from shareholder (Note 5)                                   23,593
                                                                  --------------

                                                                        460,558
Property and equipment, net of depreciation
of $567 (Note 6)                                                          1,955

Petroleum and natural gas properties, full
cost method, net of depletion of $26,780
(Note 7)                                                                486,528

Refundable deposit (Note 8)                                              51,074
                                                                  --------------

                                                                  $   1,000,115
                                                                  ==============
Liabilities

Current
  Accounts payable and accruals                                   $     343,527
  Term loans  (Note 9)                                                  492,907
  Convertible debentures (Note 10)                                    1,556,925
                                                                  --------------

                                                                      2,393,359
Asset retirement obligations (Note 11)                                   55,175
                                                                  --------------

                                                                      2,448,534
                                                                  --------------
Shareholder's Deficit

Preferred shares, unlimited number of shares
authorized without par value, no shares issued
(Note 12)                                                                     -
Common shares, unlimited number of Class A
voting shares withoug par value, 100 shares
issued (Note 13)                                                              1
Other comprehensive income                                               13,987
Deficit                                                              (1,462,407)
                                                                  --------------

                                                                     (1,448,419)
                                                                  --------------

                                                                  $   1,000,115
                                                                  ==============



               See accompanying notes to the financial statements.

                           ENDEAVOR ENERGY CORPORATION
          (A DEVELOPMENT STAGE COMPANY WITH GOING CONCERN UNCERTAINTY)
                             STATEMENT OF OPERATIONS
                 FOR THE 8 MONTH PERIOD ENDED DECEMBER 31, 2006

                             (Stated in US Dollars)




Revenue
  Oil and natural gas sales, net of royalties                     $      24,118
                                                                  --------------


Expenses
  General and administrative                                            246,343
  Depletion, depreciation, and accretion                                 27,347
  Interest (Note 14)                                                     62,048
  Management fees                                                        70,547
  Production                                                             48,427
  Professional fees                                                      25,332
  Salaries, wages, and benefits                                          29,731
  Exchange loss                                                          62,461
                                                                  --------------

                                                                        572,236
                                                                  --------------

Other
  Provision for impairment of oil and gas
  properties (Note 7)                                                   914,289
                                                                  --------------

                                                                        914,289
                                                                  --------------

Net loss                                                          $  (1,462,407)
                                                                  ==============


Basic and diluted earnings per share                              $     (14,624)
                                                                  ==============


The components of other comprehensive loss
  Net loss                                                        $  (1,462,407)
  Foreign currency translation                                           13,987
                                                                  --------------

     Comprehensive loss                                           $  (1,448,420)
                                                                  ==============



               See accompanying notes to the financial statements.

                           ENDEAVOR ENERGY CORPORATION
          (A DEVELOPMENT STAGE COMPANY WITH GOING CONCERN UNCERTAINTY)
                       STATEMENT OF SHAREHOLDER'S DEFICIT
                 FOR THE 8 MONTH PERIOD ENDED DECEMBER 31, 2006

                             (Stated in US Dollars)




                                        Accumulated
                                           Other                       Total
                  Number of            Comprehensive  Accumulated  Shareholder's
                    Shares    Amount       Income       Deficit       Deficit

 Issuance of
  common shares
  to founder,
  May 2006             100      $ 1      $     -    $         -   $         1

 Foreign currency
 translation             -        -       13,987              -        13,987

 Net loss for
  the 8 months
  ended December
  31, 2006               -        -                  (1,462,407)   (1,462,407)
                  --------------------------------------------------------------

 Balance, December
  31, 2006             100      $ 1     $ 13,987    $(1,462,407)  $(1,448,419)
                  ==============================================================

                           ENDEAVOR ENERGY CORPORATION
          (A DEVELOPMENT STAGE COMPANY WITH GOING CONCERN UNCERTAINTY)
                             STATEMENT OF CASH FLOWS
                 FOR THE 8 MONTH PERIOD ENDED DECEMBER 31, 2006

                             (Stated in US Dollars)




Cash provided by (used for) the following activities:
Operating Activities
  Net loss                                                        $  (1,462,407)
  Adjustments to reconcile net loss to net cash
   used in operating activities
     Depletion, depreciation, and accretion                              27,347
     Foreign currency translation                                        13,987
     Interest                                                            58,898
     Provision for impairment of oil and gas properties                 914,289
  Changes in working capital accounts
     Accounts receivable                                               (197,232)
     Goods and services tax receivable                                  (36,681)
     Prepaid expenses and deposits                                       (4,291)
     Accounts payable and accruals                                      290,480
                                                                  --------------

     Net cash used for operating activities                            (395,610)
                                                                  --------------
Investing Activities
  Purchase of property and equipment                                     (2,522)
  Purchase of petroleum and natural gas properties                   (1,372,422)
  Advances to shareholder                                              (155,328)
  Repayment of advances to shareholder                                  131,735
                                                                  --------------

     Net cash used for investing activities                          (1,398,537)
                                                                  --------------
Financing Activities
  Issue of common shares                                                      1
  Advances from term loans                                              492,907
  Issuance of convertible debentures                                  1,500,000
                                                                  --------------

     Cash provided by financing activities                            1,992,908
                                                                  --------------

Net increase in cash for the period                                     198,761

Cash, beginning of period                                                     -
                                                                  --------------

Cash, end of period                                               $     198,761
                                                                  ==============
Supplementary cash flow information
     Interest paid                                                $          82
                                                                  ==============





               See accompanying notes to the financial statements.

                           ENDEAVOR ENERGY CORPORATION
          (A DEVELOPMENT STAGE COMPANY WITH GOING CONCERN UNCERTAINTY)
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE 8 MONTH PERIOD ENDED DECEMBER 31, 2006

                             (Stated in US Dollars)




1.       ORGANIZATION AND DESCRIPTION OF THE BUSINESS

         Endeavor Energy Corporation ("Endeavor" or the "Company") was incorporated under the laws of the Province of Alberta on May 5, 2006. The Company is in the business of acquiring and participating in development stage oil and gas properties in Alberta. Its principal executive offices are presently headquartered in Vancouver, British Columbia.


2.       GOING CONCERN UNCERTAINTY

         These financial statements have been prepared assuming the Company will continue as a going concern, which presumes the realization of assets and the payment of liabilities in the ordinary course of business. The Company has not generated positive cash flow since inception and has incurred operating losses and will need working capital for its future planned activities. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Continuation of the Company as a going concern is dependent upon obtaining sufficient working capital to finance ongoing operations. Should the Company be unable to continue as a going concern, it may be unable to realize the carrying value of its assets and to meet its liabilities as they become due. These financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue its operations.


3.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Basis of presentation

         These financial statements are stated in US dollars and have been prepared in accordance with generally accepted accounting principles in the United States of America ("U.S. GAAP").

         The Company is in the development stage and its efforts have been principally devoted to the raising of capital, organizational infrastructure development and the acquisition of oil and gas properties for the purpose of future extraction of resources.

         Use of estimates

         The process of preparing financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements; accordingly, actual results may differ from estimated amounts. Significant items subject to such estimates and assumptions include estimates of proved reserves, related present value estimates of future net revenue, the carrying value of oil and gas properties, asset retirement obligations, income taxes, and legal and environmental risks and exposure.

         Joint venture operations

         Substantially all of the Company's petroleum and natural gas exploration and production activities are conducted jointly with others; accordingly, these financial statements reflect only the

         Company's proportionate interest in such activities.

         Petroleum and natural gas properties

         The Company follows the full cost method of accounting for its petroleum and natural gas properties; accordingly, all costs incidental to the acquisition, exploration and development of oil and gas properties, including costs of undeveloped leasehold, dry holes and leasehold equipment, are capitalized. Internal costs incurred that are directly identified with acquisition, exploration and development activities undertaken by Endeavor for its own account, and which are not related to production, general corporate overhead or similar activities, are also capitalized. Interest costs incurred and attributable to unproved oil and gas properties under current evaluation and major development projects of oil and gas properties are also capitalized. All costs related to production activities, including work over costs incurred solely to maintain or increase levels of production from an existing completion interval, are charged to expense as incurred.

         Under the full cost method of accounting, the net book value of petroleum and natural gas properties, less related deferred income taxes, may not exceed a calculated "ceiling." The ceiling limitation is the estimated after-tax future net revenues, discounted at 10% per annum, from proved oil and natural gas reserves plus the cost of properties not subject to amortization. Estimated future net revenues exclude future cash outflows associated with settling asset retirement obligations included in the net book value of oil and gas properties. Such limitations are imposed and are tested quarterly. In calculating future net revenues, prices and costs used are those as of the end of the appropriate quarterly period. These prices are not changed except where different prices are fixed and determinable from applicable contracts for the remaining term of those contracts, including designated cash flow hedges in place. Endeavor had no such hedges outstanding at December 31, 2006.

         Any excess of the net book value, less related deferred taxes, over the ceiling is written off as an expense. An expense recorded in one period may not be reversed in a subsequent period even though higher oil and gas prices may have increased the ceiling applicable to the subsequent period.

         Capitalized costs are depleted by an equivalent unit-of-production method, converting gas to oil at the ratio of six thousand cubic feet of natural gas to one barrel of oil. Depletion is calculated using the capitalized costs, including estimated asset retirement costs, plus the estimated future expenditures (based on current costs) to be incurred in developing proved reserves, net of estimated salvage values.

         Unproved properties are excluded from amortized capitalized costs until it is determined whether or not proved reserves can be assigned to such properties. The Company assesses its unproved properties for impairment quarterly. Significant unproved properties are assessed individually. Costs of insignificant unproved properties are transferred to amortizable costs over average holding periods ranging from three years for onshore properties to seven years for offshore properties.

         No gain or loss is recognized upon disposal of oil and gas properties unless such disposal significantly alters the relationship between capitalized costs and proved reserves.

         Property and equipment

         Property  and   equipment   is  recorded  at   historical   cost.   The
         declining-balance method is used for the assets at the following annual rates:

                       Computer equipment             45%

         The half-year rule is applied in the year of acquisition and no amortization is provided for in the year of disposal.

         Expenditures   for   replacements,   renewals,   and   betterments  are
         capitalized. Maintenance and repairs are charged to operations as incurred.

         Asset retirement obligations

         The Company recognizes a liability for asset retirement obligations in the period in which they are incurred and in which a reasonable estimate of such costs can be made. Asset retirement obligations include those legal obligations where the Company will be required to retire tangible long-lived assets such as producing well sites. The asset retirement obligation is measured at fair value and recorded as a liability and capitalized as part of the cost of the related long-lived asset as an asset retirement cost. The asset retirement obligation accretes until the time the asset retirement obligation is expected to settle while the asset retirement costs included in oil and gas properties are amortized using the unit-of-production method.

         Amortization of asset retirement costs and accretion of the asset retirement obligation are included in depletion, depreciation, and accretion. Actual asset retirement costs are recorded against the obligation when incurred. Any difference between the recorded asset retirement obligations and the actual retirement costs incurred is recorded in depletion, depreciation, and accretion.

         Environmental

         Oil and gas activities are subject to extensive federal and provincial environmental laws and regulations. These laws, which are constantly changing, regulate the discharge of materials into the environment and may require the Company to remove or mitigate the environmental effects of the disposal or release of petroleum or chemical substances at various sites.

         Environmental expenditures are expensed or capitalized depending on their future economic benefit. Expenditures that relate to an existing condition caused by past operations and that have no future economic benefits are expensed. Liabilities for expenditures of a non-capital nature are recorded when an environmental assessment and/or remediation is probable, and the costs can be reasonably estimated. To date, the Company has not recognized any environmental obligations as production has been insignificant.

         Convertible debentures

         Pursuant to the Financial Accounting Standards board ("FASB") Statement no. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity, the convertible debentures are classified as a liability. Due to their short term to maturity, the debentures are classified as current.

         Cash and cash equivalents

         The Company considers all highly liquid investments with maturity of three months or less at the date of acquisition to be cash equivalents.

         Revenue recognition

         Revenue is recognized from oil sales when the oil is delivered to the buyer and from gas sales when the gas passes through the pipeline at the delivery point. Revenue from the sale of oil and gas is recognized based on volumes delivered to customers at contractual delivery points and rates.

         Income taxes

         Income taxes are determined using the liability method in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, Accounting for Income Taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using the enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes that date of enactment. In addition, a valuation allowance is established to reduce any deferred tax asset for which it is determined that it is more likely than not that some portion of the deferred tax asset will not be realized.

         Stock based compensation

         The Company records compensation expense in the financial statements for share based payments using the fair value method pursuant to the Financial Accounting Standards Board Statement ("FASB") No. 123R. The fair value of share-based compensation to employees will be determined using the Black-Scholes option valuation model at the time of grant. Fair value for common shares issued for goods or services rendered by non-employees are measured based on the fair value of the goods and services received. Share-based compensation is expensed with a corresponding increase to share capital. Upon the exercise of the stock options, the consideration paid is recorded as an increase in share capital.

         There were no options granted during the period ended December 31, 2006.

         General and administrative expenses

         General and administrative expenses are reported net of amounts reimbursed by working interest partners of the petroleum and natural gas properties operated by the Company and net of amounts capitalized pursuant to the full cost method of accounting.

         Foreign currency transactions

         The Company's functional currency is the Canadian dollar. Transaction amounts denominated in foreign currencies are translated into their Canadian dollar equivalents at exchange rates prevailing at the transaction dates. Carrying values of monetary assets and liabilities reflect the exchange rates at the balance sheet date. Gains and losses on translation or settlement are included in the statement of operations.

         The translation from the Canadian dollar to the US dollar is performed for balance sheet accounts using the current exchange rate in effect at the date of the balance sheet while revenue and expenses are translated at the average exchange rate for the period. The resulting translation adjustments are recorded as a component of other comprehensive income.

         Financial instruments

         All significant financial assets, financial liabilities, and equity instruments of the Company are either recognized or disclosed in these financial statements together with other information relevant for making a reasonable assessment of future cash flows, interest rate risk, and credit risk.

         Loss per share

         Basic loss per share is computed by dividing the net loss by the weighted average number of shares outstanding during the period. The weighted average number of shares was calculated by taking the number of shares outstanding and weighting them by the amount of time that they were outstanding.

         Diluted loss per share is computed after giving effect to all dilutive potential common shares that were outstanding during the period. Dilutive potential common shares consist of incremental shares issuable upon the exercise of stock options and warrants, contingent stock, and conversion of debentures. The dilutive effect of potential common shares is not considered in the EPS calculation as the impact is anti-dilutive.

         Recently issued accounting standards

         In February 2006, the FASB issued SFAS 155, "Accounting for Certain Hybrid Instruments," which amends SFAS 133, "Accounting for Derivative Instruments and Hedging Activities," and SFAS 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities." SFAS 155 allows financial allows financial instruments that have embedded derivatives to be accounted for as a whole (eliminating the need to bifurcate the derivative from its host) if the holder elects to account for the whole instrument on a fair value basis. SFAS 155 also clarifies and amends certain other provisions of SFAS 133 and SFAS 140. This statement is effective for all financial instruments acquired or issued in fiscal years beginning after September 15, 2006. The Company does not expect its adoption of this new standard to have a material impact on its financial position, results of operations, or cash flows.

         In March 2006, the FASB issued FASB Statement No. 156, Accounting for Servicing of Financial Assets - an amendment to FASB Statement No. 140. Statement 156 requires that an entity recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a service contract under certain situations. The new standard is effective for fiscal years beginning after September 15, 2006. The Company does not expect its adoption of this new standard to have a material impact on its financial position, results of operations, or cash flows.

         In June 2006, the FASB issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes -- an interpretation of FASB Statement No. 109. Interpretation No. 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements in accordance with FASB Statement No. 109, Accounting for Income Taxes. This Interpretation is effective for fiscal years beginning after December 15, 2006, and the Company will adopt it in the first quarter of 2007. The Company does not expect the adoption of this new standard to have a material impact on its financial position, result s of operations, or cash flows.

         In September 2006 the Financial Account Standards Board (the "FASB") issued its Statement of Financial Accounting Standards 157, Fair Value Measurements. This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value
         measurements.   This   Statement   applies   under   other   accounting
         pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this Statement does not require any new fair value measurements. However, for some entities, the application of this Statement will change current practice. FAS 157 effective date is for fiscal years beginning after November 15, 2007. The Company does not expect adoption of this standard will have a material impact on its financial position, results of operations, or cash flows.

         In September 2006 the FASB issued its Statement of Financial Accounting Standards 158 "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans". This Statement improves financial reporting by requiring an employer to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. This Statement also improves financial reporting by requiring an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. The effective date for an employer with publicly traded equity securities is as of the end of the fiscal year ending after December 15, 2006. The Company does not expect adoption of this standard will have a material impact on its financial position, results of operations, or cash flows.

         In February 2007, the FASB issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities." SFAS 159 permits entities to choose to measure many financial instruments, and certain other items, at fair value. SFAS 159 applies to reporting periods beginning after November 15, 2007. The adoption of SFAS 159 is not expected to have a material impact on the Company's financial position, results of operations, or cash flows.


4.       ACCOUNTS RECEIVABLE

         The component of accounts receivable is as follows:


         Joint interest billings                                     $  197,232
                                                                     ===========


5.       RECEIVABLE FROM SHAREHOLDER

         Advances to the shareholder are non-secured, non-interest bearing, and due on demand.

6.       PROPERTY AND EQUIPMENT

                                                Accumulated          Net Book
                                   Cost         Amortization           Value
         -------------------- ------------- ------------------- ----------------

         Computer equipment     $  2,522         $    567             $  1,955

         ==================== ============= =================== ================


7.       PETROLEUM AND NATURAL GAS PROPERTIES

         (i) Costs incurred in oil and gas property acquisition and exploration.

                  The costs incurred in petroleum and natural gas property acquisition and exploration activities, at December 31, 2006 are summarized as follows:

                  Balance, beginning of period                      $         -
                  Acquisition costs                                   1,343,942
                  Exploration costs                                      28,480
                  Asset retirement obligation                            52,607
                  Impairment of oil and gas properties                 (914,289)
                  Accumulated depletion                                 (26,780)
                  --------------------------------------------------------------

                  Balance, end of period                            $   486,528
                  --------------------------------------------------------------

                  At December 31, 2006, the Company did not report any unproved properties, and as such, was not required to exclude any resource property costs from the depletion calculation. Future development costs of $241,140 were included in the depletion calculation.

           (ii)   Ceiling test

                  The Company performed a ceiling test calculation at December 31, 2006 to assess the recoverable value of the oil and gas property and determined that there was an impairment of $914,289.


8.       REFUNDABLE DEPOSIT

         During the period, the Company paid a refundable deposit to the Alberta
         Energy  and  Utilities   Board   regarding  an  upgrade  of  production
         facilities.

9.       TERM LOANS

         Term loan for $450,000 is from an unrelated  party, is
         non-secured, bears  interest at$ 10% per annum and is
         due on December 15, 2007                                    $  450,000
         Term loan for $42,907 (CDN$50,000) is from an
         unrelated party, is non-secured, non-interest
         bearing and is due on demand.                                   42,907
                                                                     -----------

                                                                     $  492,907
                                                                     ===========

10.      Convertible debentures

         On July 1, 2006, the Company issued convertible debentures of $1,500,000 maturing on June 30, 2007 and bearing interest at an annual rate of 8% payable annually. The debentures are secured by a fixed and floating first charge on the Company's assets to a maximum of $1,500,000. The debenture is convertible, at the option of the holder, into common shares of the Company, at a conversion rate $0.10 per share at any time prior to maturity for a maximum issuance of 15,000,000 common shares. Debenture interest expense amounted to $56,925 during the period.

11.      Asset retirement obligations

         The total future asset retirement obligation was estimated based on the Company's net ownership interest in all oil and gas properties, the estimated cost to abandon and reclaim the properties, and the estimated timing of the cost to be incurred in future periods. The total undiscounted amount of the estimated future cash flows required to settle the retirement obligation is approximately $107,520 which will be incurred over the next 7 years with the majority of costs incurred between 2009 and 2012. A credit adjusted risk-free rate of ten percent was used to calculate the fair value of the asset retirement obligation.

         Following is a reconciliation of the asset retirement obligation for the period ended December 31, 2006:

         Asset retirement obligation, beginning of period            $        -
         Liability incurred                                              52,607
         Accretion expense on discounted obligation                       2,568
         -----------------------------------------------------------------------

         Asset retirement obligation, end of period                  $   55,175
         -----------------------------------------------------------------------

12.      Preferred shares

         The Company is authorized to issue an unlimited number of preferred shares without par value. At December 31, 2006, no preferred shares have been issued.


13.      COMMON SHARES

         The Company is authorized to issue an unlimited number of common shares without par value. On May 5, 2006, 100 common shares were issued to the founder for total gross proceeds of $1.

14.      INTEREST EXPENSE

         The components of interest expense are as follows:

         Interest expense                                            $   62,048

15.      Income taxes

         The components of the Company's future income tax asset are as follows:

         Asset retirement obligations                                $      863
         Property and equipment                                             191
         Petroleum and natural gas properties                           312,259
         Non-capital loss carryforwards                                 145,151
                                                                     -----------
                                                                        459,464
         Less:  valuation allowance                                    (459,464)
                                                                     -----------

                                                                     $        -
                                                                     ===========

        The   reconciliation  of  the  Company's  effective  tax  expense  is as follows:

         Net loss                                                  $ (1,462,407)

         Expected income tax recovery at 33.62%                    $   (491,661)

         Increase in provision:
              Non-deductible crown and other charges                        531
              Non-deductible accretion on debentures payable              5,799
              Non-deductible bad debt                                    10,386
              Resource allowance                                         14,998
              Other                                                         483
              Change in valuation allowance                             459,464

         Total                                                     $          -

         The Company has $431,740 in tax loss carry forwards that expire in 2016.

16.      Related party transactions

         Included in management fees for the current year is $70,547 paid to a shareholder, which is a company owned by the President of the Company. The fees were incurred in the normal course of operations and measured at the exchange amount, which is the amount of consideration established and agreed to by the related parties. Management is of the opinion that these fees were undertaken with the same terms and conditions as transactions with unrelated parties.

17.      Financial instruments

         The Company, as part of its operations, carries a number of financial instruments. It is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments except as otherwise disclosed.

         Foreign currency risk

         The Company enters into transactions denominated in foreign currencies for which the related revenues, expenses, accounts receivable and accounts payable balances are subject to exchange rate fluctuations. As at December 31, 2006, US$1 equated to CDN$1.1653. The following items are denominated in CDN currency:
                                                                         CDN$

         Cash                                                           156,310
         Accounts receivable                                            229,835
         Goods and services tax receivable                               42,744
         Prepaid expenses and deposits                                    5,000
         Receivable from shareholder                                     23,493
         Refundable deposit                                              59,516
         Accounts payable and accrued liabilities                       400,312
         Term loans due on demand                                        50,000

         Fair value

         At December 31, 2006, the fair values of financial assets and liabilities are approximately equal to their carrying amounts due to their short-term maturities.

  18.    Subsequent events

         On June 19, 2007 we executed a farm-in agreement granting us drilling rights on 1,280 acres of undeveloped land in Chigwell, Alberta, Canada. Under the terms of the agreement, we have until September 17, 2007 to drill our first well or our drilling rights will expire.

         On April 25, 2007, the Company entered into a letter of intent whereby Dujour Products, Inc. will purchase 100% of the common shares of the Company for a purchase price of $6.9 million (or CDN$8 million). Consideration for the purchase will consist of cash and Dujour's restricted common shares.

         On December 1, 2006, the Company entered into a non-exclusive license agreement for $250,000 with Quest Canada Corp. ("Quest") regarding the Arneson/Acadia property. While Quest maintains title to the property, the agreement entitles the Company to access 3D seismic data, drill one natural gas well on the property within six months, and to spend a minimum of $1,000,000 within twelve months of the seismic data interpretation. Subsequent the date of the financial statements, Quest went into receivership, resulting in a possibility that the receiver may make this property available for sale. If the Company is unsuccessful in purchasing this property should a sale occur, the future reserves associated with this property would not be available to the Company.

19.      SUPPLEMENTAL OIL AND GAS DISCLOSURES (UNAUDITED)

         (i)      Proved oil and gas reserve quantities

                  Proved reserves are the estimated quantities of crude oil, natural gas, and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions and current regulatory practices. Reserves are considered proved when commercial production has been established by actual production or well tests. The portion of the reservoir considered proved is the area delineated by drilling and reasonable interpretation of available data after considering fluid contacts, if any.

                  Proved reserves may be developed or undeveloped. Proved undeveloped oil and gas reserves are reserves that are expected to be recovered from new wells or undrilled acreage, or from existing wells where a relatively major expenditure is required for completion. Reserves on undrilled acreage are limited to those drilling units offsetting productive units that are reasonably certain of production when drilled. Proved reserves for other undrilled units are claimed only where it can be demonstrated with certainty that there is continuity of production from the existing productive formation.

                  At December 31, 2006, the estimated oil and gas reserves presented were derived from a report dated December 31, 2006 prepared by Chapman Petroleum Engineering Ltd., an independent engineering firm located in Calgary, Alberta. The Company cautions that there are many inherent uncertainties in estimating proved reserve quantities and in projecting future production rates and the timing of development expenditures; accordingly, these estimates are likely to change as future information becomes available, and these changes could be material.

                  Estimated quantities of proved reserves attributable to the Company's interest (all of which are classified as proved developed) are as follows:

                                                     Crude Oil      Natural Gas
                                                    (Gross BOEs)   (Gross BOEs)

                  Working interest in reserves        35,125          58,517
                  Production                               -            (517)
                  --------------------------------------------------------------

                  Proved developed reserves,
                  December 31, 2006                  35,125           58,000
                  --------------------------------------------------------------

         (ii)     Standardized  measure  of   discounted  future  net cash flows
                  relating to proved oil and gas reserve quantities

                  The table below sets out a standardized measure of the estimated discounted future net cash flows attributable to the Company's interest in proved developed oil and gas reserves. Estimated future cash inflows were computed by using constant prices and costs to the estimated future production of proved gas reserves at December 31, 2006 discounted by 10%. The future production and development costs represent the estimated future expenditures to be incurred in developing and producing the proved reserves, assuming continuation of existing economic conditions.

                  Future cash inflows                               $ 3,624,000

                  Future cash outflows:
                     Development costs                                  241,000
                     Production costs                                 1,955,000
                  --------------------------------------------------------------

                  Future net cash flows                               1,428,000

                  Adjustment to discount future annual
                  cash flows at 10%                                    (988,000)
                  --------------------------------------------------------------

                  Standardized measure of discounted
                  future cash flows, after tax                      $   440,000
                  --------------------------------------------------------------

           (iii)  Results of operations for oil and gas producing activities

                  The revenues and expenses associated directly with Endeavor's petroleum and natural gas producing activities, including general and administrative expenses directly related to such producing activities for the period ended December 31, 2006 are summarized as follows:

                  Petroleum and natural gas sales                    $   29,219
                  Production and operating expenses                     (22,004)
                  Royalties                                              (5,100)
                  Accretion of asset retirement obligation               (2,131)
                  Depletion                                             (17,403)
                  General and administrative expenses                   (52,910)
                  Provision for impairment of oil and gas
                    properties                                         (914,289)
                  --------------------------------------------------------------

                  Results of operations for petroleum and
                  natural gas producing activities                   $ (984,618)
                  --------------------------------------------------------------

                           ENDEAVOR ENERGY CORPORATION
                        (Formerly Dujour Products, Inc.)

                      PRO-FORMA CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 2007

                                   (Unaudited)

ENDEAVOR ENERGY CORPORATION
(Formerly Dujour Products, Inc.)

PRO-FORMA CONSOLIDATED BALANCE SHEET


MARCH 31, 2007

(Unaudited)


INTRODUCTION

Effective August 3, 2007, Endeavor Energy Corporation (formerly Dujour Products, Inc.), a development stage company ("Endeavor" or the "Company"), a Nevada corporation, entered into a Securties Exchange Agreement to acquire 100% of the issued and outstanding shares of Endeavor Canada Corporation (formerly Endeavor Energy Corporation), a development stage company ("Endeavor Canada"), an Alberta, Canada corporation, in exchange for 9,000,000 restricted shares of Endeavor's common stock.

Endeavor's acquisition of Endeavor Canada will be accounted for as a recapitalization using accounting principles applicable to reverse acquisitions whereby the financial statements subsequent to the date of the transaction will be presented as a continuation of Endeavor Canada. Under reverse acquisition accounting Endeavor Canada (the legal subsidiary) will be treated as the accounting parent (acquirer) and Endeavor (the legal parent) will be treated as the accounting subsidiary (acquiree). The value assigned to the common stock of consolidated Endeavor on acquisition of Endeavor Canada will be equal to the book value of the common stock of Endeavor Canada plus the book value of the net assets of Endeavor as of the date of the acquisition, less costs of the transaction.

The pro-forma consolidated balance sheet has been prepared to reflect the consolidated balance sheet of Endeavor as of December 31, 2006 assuming the acquisition of Endeavor Canada had occurred effective December 31, 2006. As the results of operations of consolidated Endeavor are considered to be a continuation of the results of Endeavor Canada, and as the audited financial statements of Endeavor Canada as at December 31, 2006, and for the period from May 5, 2006 (inception) to December 31, 2006, have been included in this Form 8-K, no pro-forma statement of operations have been presented.

The  pro-forma   consolidated  balance  is  based  on  the  following  financial statements:

Endeavor - unaudited balance sheet as at March 31, 2007. Endeavor Canada - audited balance sheet as at December 31, 2006.

This pro-forma consolidated balance sheet should be read in conjunction with Endeavor's December 31, 2006 audited financial statements as filed on Form 10-KSB under its former name Dujour Products, Inc. and Endeavor Canada's audited financial statements as of December 31, 2006 included in this Form 8-K.


                                          ENDEAVOR ENERGY CORPORATION
                                       (Formerly Dujour Products, Inc.)

                                     PRO-FORMA CONSOLIDATED BALANCE SHEET


                                      ENDEAVOR
                                       ENERGY        ENDEAVOR CANADA
                                     CORPORATION       CORPORATION
                                      (Nevada)          (Alberta)       Pro-Forma Adjustments   Consolidated
                                    March 31, 2007  December 31, 2006    (a)        (b)        March 31, 2007

ASSETS
CURRENT ASSETS
     Cash and cash equivalents      $       85,119   $        198,761    $     -   ($ 35,000)  $      248,880
     Accounts receivable                         -            197,232                                 197,232
     Goods and services tax                      -             36,681                                  36,681
     receivables                            15,000              4,291                                  19,291
     Prepaid expenses and                        -             23,593                                  23,593
     deposits
     Related party receivable
                                    --------------   ----------------    -------  ----------   --------------
        Total Current Assets               100,119            460,558          -     (35,000)         525,677
OTHER ASSETS
     Property and equipment, net
     Petroleum and gas                           -              1,955                                   1,955
     properties, net                             -            486,528                                 486,528
     Refundable deposit                          -             51,074          -           -           51,074
                                    --------------   ----------------    -------  ----------   --------------
        Total Other Assets                       -            539,557          -           -          539,557
                                    --------------   ----------------    -------  ----------   --------------

TOTAL ASSETS                        $      100,119   $      1,000,115    $     -  ($  35,000)  $    1,065,234
                                    ==============   ================    =======  ==========   ==============
LIABILITIES AND STOCKHOLDERS'
EQUITY
CURRENT LIABILITIES
     Accounts payable and           $        9,305   $        343,527    $     -  $        -   $      352,832
     accruals                                    -            492,907                                 492,907
     Term Loans                                  -          1,556,925                               1,556,925
     Convertible debentures                  6,205                  -                                   6,205
     Due to related parties
                                    --------------   ----------------    ------- -----------   --------------
        Total Current                       15,510          2,393,359          -           -        2,408,869
     Liabilities
LONG TERM LIABILITES
     Asset retirement
     obligations                                 -             55,175          -           -           55,175
                                    --------------   ----------------    ------- -----------   --------------
TOTAL LIABILITIES                           15,510          2,448,534          -           -        2,464,044
STOCKHOLDERS' EQUITY
(DEFICIENCY)
     Capital stock                          61,180                  1    (61,180)                           1
     Additional paid in                     76,920                  -    (76,920)                           -
     capital                                     -             13,987                                  13,987
     Other comprehensive                  (53,491)         (1,462,407)   138,100     (35,000)      (1,412,798)
     income
     Deficit
                                    --------------   ----------------    ------- -----------   --------------
         Total Stockholders'
         Deficient                          84,609         (1,448,419)         -           -       (1,398,810)
                                    --------------   ----------------    ------- -----------   --------------
TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY                $      100,119   $      1,000,115    $     -  ($  35,000)  $    1,065,234
                                    ==============   ================    ======= ===========   ==============

                         The accompanying notes are an integral part of this pro-forma consolidated balance sheet ENDEAVOR ENERGY CORPORATION
                                       (Formerly Dujour Products, Inc.)

PRO-FORMA CONSOLIDATED BALANCE SHEET


MARCH 31, 2007

(Unaudited)


INTRODUCTION


NOTE 1 - ACQUISITION
--------------------

By way of a Securities Exchange Agreement effective August 3, 2007, Endeavor acquired 100% of the issued and outstanding common shares of Endeavor Canada. The closing of this agreement resulted in the former shareholders of Endeavor
Canada owning 9,000,000 or approximately 13% of the issued and outstanding shares of Endeavor's common stock.


For purposes of this pro-forma consolidated balance sheet the acquisition has been accounted for as a recapitalization using accounting principles applicable to reverse acquisitions with Endeavor Canada (the legal subsidiary) being treated as the accounting parent (acquirer) and Endeavor (the legal parent) being treated as the accounting subsidiary (acquiree). Under reverse acquisition accounting the value assigned to the common stock of consolidated Endeavor on Acquisition of Endeavor Canada will be equal to the book value of the common stock of Endeavor Canada plus the book value of the net assets of Endeavor as at the date of the acquisition, less costs of the transaction.


NOTE 2 - PRO-FORMA ADJUSTMENTS

        (a)      Elimination of Edeavor's's stockholder's equity


        In accordance with reverse acquisition accounting the financial statements subsequent to the date of the acquisition will be presented as a continuation of Endeavor Canada and, as a result, the stockholders' equity of Endeavor, which is equal to the book value of net assets, has been eliminated as follows:


                                         Additional                Total
                                Capital    Paid-in                Stockholder's
                                 Stock    Capital      Deficit     Equity
                              -------------------------------------------------

Endeavor - balance,
  March 31, 2007              $  61,180   $ 76,920    $(53,491)    $   84,609

Pro-forma adjustment (a),
  to eliminate                  (61,180)   (76,920)    (53,491)       (84,609)
                              --------------------------------------------------

                              $       -   $      -    $      -     $        -
                              --------------------------------------------------

        (b)     Record impact of transaction costs


        We incurred approximately $35,000 in transaction costs to facilitate this acquisition. This pro-forma adjustment records the impact of those costs against available cash on hand and retained earnings.


                           ENDEAVOR ENERGY CORPORATION
                        (Formerly Dujour Products, Inc.)

                        UNAUDITED PRO-FORMA STATEMENT OF
                              STOCKHOLDERS' EQUITY




                            Common Stock
                      ---------------------- Additional
                       Number of               Paid-in
                        shares       Amount    Capital    Deficit      Total
--------------------------------------------------------------------------------

Endeavor Balance,
March 31, 2007         61,180,000  $ 61,180   $ 76,920  $  (53,491) $    84,609

Acquisition of
Endeavor Canada,
December 31, 2006       9,000,000         1          -

Pro-forma Adjustment
Note 2(a)                 (61,180)  (76,920)   138,100           -

Pro-forma Adjustment
Note 2(b)                       -         -          -     (35,000)     (35,000)
--------------------------------------------------------------------------------

Pro- Forma Balance,
Upon completion of
Acquisition            70,180,000         1          -  (1,398,811)  (1,398,810)

--------------------------------------------------------------------------------

------------------------------------------------------------------------------ -